Filed Pursuant to Rule 424(b)(3)
Registration No. 333-111623

The information in this prospectus supplement and accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement, Subject to Completion dated August 15, 2006

To Prospectus Dated February 3, 2004

$400,000,000

Xerox Corporation

        % Senior Notes due 2017

We are offering $400,000,000 aggregate principal amount of our         % senior notes due 2017, or the “notes”.

The notes will mature on             , 2017. We will pay interest on the notes on each              and                 , commencing                 , 2007.

We may redeem the notes at any time, and from time to time, by paying to the holders thereof 100% of the principal amount plus a make-whole redemption premium. If we undergo a change of control, we will be required to offer to purchase all of the notes from the holders.

The notes will be unsecured and will rank senior to all our existing and future subordinated debt and will rank pari passu with our existing and future unsecured senior debt. The notes will not have the benefit of all of the covenants applicable to some of our existing unsecured senior debt. The notes will be effectively subordinated to any secured debt of Xerox. The notes will be structurally subordinated to the debt and all other obligations of our subsidiaries.

Investing in the notes involves a high degree of risk. See “ Risk Factors,” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Proceeds		Proceeds, before expenses, to us
Per note		%		%		%
Total	$		$		$

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

We expect that delivery of the notes will be made to purchasers in book-entry form through The Depository Trust Company on or about August     , 2006.

Joint Book-Running Managers

Goldman, Sachs & Co.	Bear, Stearns & Co. Inc.

Co-Lead Managers

Banc of America Securities LLC	Citigroup
Deutsche Bank Securities	JPMorgan

Co-Managers

Barclays Capital	BNP PARIBAS	Merrill Lynch & Co.	Lehman Brothers

The date of this prospectus supplement is August     , 2006

Prospectus Supplement

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstance imply that the information in this prospectus supplement is correct as of any date subsequent to the date on the cover of this prospectus supplement or that the information contained in the accompanying prospectus is correct as of any date subsequent to the date on the cover of the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Documents By Reference” in the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC file number is 1-4471. You can read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1850

Washington, D.C. 20549

You can also obtain copies of these materials from this public reference room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

This prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus are deemed to be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

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The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions. Accordingly, investors should not place undue reliance on our forward-looking statements. We do not intend to update these forward-looking statements, except as required by law.

In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Such factors include, but are not limited to: the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to maintain and improve cost efficiency of operations; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other risks that are set forth in the “Risk Factors” section in this prospectus supplement and the accompanying prospectus and the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, as filed with the SEC.

MARKET AND INDUSTRY DATA

Certain market and industry data included or incorporated by reference in this prospectus supplement and in the accompanying prospectus has been obtained from third party sources that we believe to be reliable. Market estimates are calculated by leveraging third-party forecasts from firms such as International Data Corporation and Infosource in conjunction with our assumptions about our markets. We have not independently verified such third party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and in the accompanying prospectus as well as those listed under “Forward Looking Statements” and “Risk Factors” in the documents enumerated under “Incorporation of Certain Documents by Reference” including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, as filed with the SEC and under similarly captioned sections in future filings that we make with the SEC under the Exchange Act.

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OFFERING SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into the prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes, before making an investment decision. In this prospectus supplement, except as otherwise indicated herein, references to “Xerox”, “the Company”, “we”, “us”, or “our” refer to Xerox Corporation and its subsidiaries and, in the context of the notes, “Xerox”, “the Company”, “we”, “us” and “our” shall only refer to Xerox Corporation, the issuer of the notes.

Issuer	Xerox Corporation.

Notes Offered	$400,000,000 aggregate principal amount of Senior Notes due 2017.

Maturity	, 2017.

Interest Rate	The notes will bear interest from , 2006 at the rate of % per annum, payable semi-annually.

Interest Payment Dates	and of each year, beginning on , 2007.

Ranking	The notes are unsecured and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness.

The notes will be effectively subordinated to all of the secured indebtedness of Xerox Corporation which, as of June 30, 2006, was approximately $7.0 million. The notes will be structurally subordinated to all of the secured and unsecured indebtedness and other liabilities of our subsidiaries. As of June 30, 2006, our subsidiaries had approximately $5.9 billion of outstanding indebtedness and other liabilities, including trade payables but excluding intercompany liabilities.

Optional Redemption	We may redeem some or all of the notes offered hereby at any time at 100% of the principal amount plus a make-whole premium. See “Description of the Notes—Optional Redemption”.

Change of Control	If we undergo a change of control, we must give all holders of the notes the opportunity to sell to us their notes at 101% of their face amount, plus accrued interest.

We might not be able to pay to you the required price for notes that you present to us upon a change of control, because:

• we might not have enough funds at that time; or

• the terms of our debt instruments may prevent us from paying.

Certain Covenants	The indenture governing the notes will contain covenants limiting our ability and our subsidiaries’ ability to:

• create certain liens; and

• consolidate or merge with, or convey, transfer or lease substantially all our assets to, another person.

These limitations will be subject to a number of important qualifications and exceptions. You should read “Description of the Notes—Covenants” for a description of these covenants.

Use of Proceeds

We intend to use the net proceeds of this offering to finance customer purchases of equipment, in lieu of borrowings under our existing senior secured or unsecured loan agreements, and for other general corporate purposes.

Risk Factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the related prospectus for important information regarding us and an investment in the notes.

Further Issuances

We may create and issue further notes ranking equally with the notes (other than the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes). Such notes may be consolidated and form a single series with the notes.

RISK FACTORS

You should carefully consider the risks described below, the risks set forth in the accompanying prospectus and the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. The events discussed in the risk factors below, or the risk factors in the accompanying prospectus, may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading price of our securities, including the notes, could decline and you might lose all or part of your investment.

Risks related to the notes

Our substantial debt could adversely affect our financial health and pose challenges for conducting our business.

We have, and after this offering and the application of the net proceeds therefrom will continue to have, a substantial amount of debt and other obligations. As of June 30, 2006, on a pro forma basis assuming the consummation of this offering, we would have had $7.5 billion of debt, on a consolidated basis, of which $2.6 billion would have been secured, and $0.6 billion of liabilities to subsidiary trusts issuing preferred securities outstanding.

Our substantial debt and other obligations could have important consequences. For example, it could:

•	increase our vulnerability to general adverse economic or industry conditions or downturns in our business;

•	limit our ability to obtain additional financing for future working capital, capital expenditures, acquisitions, debt service requirements, cost efficiency initiatives and other general corporate requirements;

•	increase our vulnerability to interest rate fluctuations because a significant portion of our debt has variable interest rates;

•	require us to dedicate a substantial portion of our cash flow from operations on our debt and other obligations thereby reducing the availability of our cash flow from operations for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit, along with financial and other restrictive covenants in our debt agreements, among other things, our ability to borrow additional funds or dispose of assets;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	become due and payable upon a change of control.

Despite our substantial debt, we may still be able to incur significantly more debt. As of June 30, 2006, after giving pro forma effect to this offering and the application of the net proceeds therefrom, we would have had approximately $1.115 billion available for additional borrowing under our existing senior unsecured credit facility (the “2006 Credit Facility”) and the covenants under our debt agreements would allow us to incur a significant amount of additional indebtedness. If new debt is added to our current debt levels, the risks described above could increase.

The notes will be structurally subordinated to all liabilities of our subsidiaries.

The notes are structurally subordinated to indebtedness and other liabilities of Xerox’s subsidiaries. For the six months ended June 30, 2006, before intercompany eliminations, Xerox’s subsidiaries contributed $4.3 billion to our total revenues and held $12.5 billion of our total assets. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, these subsidiaries would pay the holders of their debts, preferred equity interests and their trade creditors before they would be able to distribute any of their assets to Xerox. In addition, the 2006 Credit Facility and the indentures governing our 9 3/4% Senior Notes due 2009, 7 1/8% Senior Notes due 2010, 7 5/8% Senior Notes due 2013, 6 7/8% Senior Notes due 2011 and 6.40% Senior Notes due 2016 (collectively, the “Existing Senior Notes”) contain contingent future guarantee provisions whereby certain of our subsidiaries may become guarantors of our obligations under the 2006 Credit Facility and the Existing Senior Notes and the related indentures. The notes offered hereby will not have the benefit of the contingent future guarantee provisions in our 2006 Credit Facility and the indentures governing our Existing Senior Notes. As a result, if any such guarantee is executed, holders of the notes offered by this prospectus supplement would not receive the benefit of that guarantee and would be structurally subordinated to the lenders under our 2006 Credit Facility and the holders of our Existing Senior Notes, with respect to the assets of the subsidiaries providing a guarantee.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that Xerox has to receive any assets of any of the subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements and to repay maturing debt and other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, it may adversely affect our liquidity, results of operations and financial condition.

Our liquidity is a function of our ability to successfully generate cash flows from a combination of efficient operations and improvement therein, funding from third parties, access to capital markets, securitizations and borrowings secured by our finance receivables portfolios. As of June 30, 2006, total cash, cash equivalents and short-term investments was $1.2 billion, and our borrowing capacity under our 2006 Credit Facility was $1.115 billion, reflecting $135 million of outstanding borrowings and letters of credit that have been utilized. We also have funding available through various secured borrowing arrangements. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur and to satisfy all scheduled debt maturities for at least the next twelve months; however, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash from operations and access to the capital markets, both of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

The 2006 Credit Facility contains affirmative and negative covenants including limitations on: (i) liens of Xerox and certain of our subsidiaries securing debt, (ii) certain fundamental changes to corporate structure, (iii) changes in nature of business and (iv) limitations on debt incurred by certain subsidiaries. The 2006 Credit Facility contains financial maintenance covenants, including maximum leverage (debt for borrowed money divided by consolidated EBITDA, as defined) and a minimum interest coverage ratio (consolidated EBITDA divided by consolidated interest expense, as defined). The indentures governing certain of our outstanding senior notes contain affirmative and negative covenants including limitations on: issuance of secured debt and preferred stock; investments and acquisitions; mergers; certain transactions with affiliates; creation of liens; asset transfers; hedging transactions; payment of dividends and certain other payments. They do not, however, contain any financial maintenance covenants, except the fixed charge coverage ratio applicable to certain types of payments. Our U.S.

Loan Agreement with General Electric Capital Corporation (“GECC”) (effective through 2010) relating to our customer financing program (the “Loan Agreement”) provides for loans secured by eligible finance receivables up to $5 billion outstanding at any time. As of June 30, 2006, $1.9 billion was outstanding under the Loan Agreement, including similar loan agreements with GE in the U.K. and Canada. These agreements incorporate the financial maintenance covenants contained in the 2006 Credit Facility and contain other affirmative and negative covenants.

At June 30, 2006, we were in full compliance with the covenants and other provisions of the 2006 Credit Facility, the senior notes and the Loan Agreement and expect to remain in full compliance for at least the next twelve months. Any failure to be in compliance with any material provision or covenant of the 2006 Credit Facility or the Existing Senior Notes could have a material adverse effect on our liquidity, results of operations and financial condition. Failure to be in compliance with the covenants in the Loan Agreement, including the financial maintenance covenants incorporated from the 2006 Credit Facility, would result in an event of termination under the Loan Agreement and in such case GECC would not be required to make further loans to us. If GECC were to make no further loans to us, and assuming a similar facility was not established and that we were unable to obtain replacement financing in the public debt markets, it could materially adversely affect our liquidity and our ability to fund our customers’ purchases of our equipment and this could materially adversely affect our results of operations.

The indentures governing our Existing Senior Notes and certain of our financing agreements, including the 2006 Credit Facility, contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in some beneficial activities. The notes offered by this prospectus supplement will not have the benefit of all of these covenants.

The indentures governing certain of our Existing Senior Notes limit, and our 2006 Credit Facility limits, our ability to, among other things, issue debt and preferred stock, retire debt early, make investments and acquisitions, merge, engage in certain transactions with affiliates, create or permit to exist liens, transfer assets, enter into hedging transactions, and/or pay dividends on our common stock. The 2006 Credit Facility generally does not affect our ability to continue to monetize finance receivables under the agreements with GECC and others.

Although the terms of the indentures governing certain of our outstanding senior notes restrict our ability to incur additional debt to fund significant acquisitions and restricted payments, the indentures permit us and certain of our subsidiaries to incur debt in the ordinary course and in other circumstances. Although the notes offered hereby provide additional operational flexibility to us, we are required to comply with the covenants in all of our outstanding senior notes.

A failure to comply with the covenants contained in our 2006 Credit Facility or our other existing indebtedness could result in an event of default under the 2006 Credit Facility or the existing agreements, that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any default under our 2006 Credit Facility or our other indebtedness, the lenders thereunder would not be required to lend any additional amounts to us and:

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

•	could require us to apply all of our available cash to repay these borrowings; or

•	could prevent us from making debt service payments on the notes,

any of which could result in an event of default under the notes.

If the indebtedness under our senior secured credit facility or our other indebtedness, including the notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Certain Other Indebtedness and Preferred Stock” and “Description of the Notes.”

The notes are unsecured, do not have the benefit of certain covenants and other provisions applicable to certain of our previously issued senior notes and are effectively subordinated to our secured indebtedness.

If Xerox becomes insolvent or is liquidated, or if payment under any of our secured debt obligations is accelerated, the secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of our senior notes that are unsecured or the notes offered under this prospectus supplement. As a result, the notes are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness or the amount of indebtedness secured by those assets. Therefore, the holders of the notes may recover ratably less than the lenders of our secured debt in the event of our bankruptcy or liquidation. At June 30, 2006, after giving effect to the issuance of notes offered by this prospectus supplement, we would have had $7.5 billion of debt on a consolidated basis, of which $2.6 billion would be secured debt. In addition, the indentures governing some of our senior notes contain a number of restrictive covenants that impose operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends and make other restricted payments;

•	engage in sales of assets and subsidiary stock;

•	make certain loans, acquisitions, capital expenditures or investments; and

•	enter into transactions with affiliates.

The notes will not have the benefit of all of the provisions in our other debt agreements. The breach of any of these provisions would give the holders of the previously issued notes the right to accelerate the maturity of their notes. The holders of the notes offered by this prospectus supplement would not have the right to accelerate the maturity of the notes due to the acceleration of our other debt.

Your right to receive payments on the notes could be adversely affected if any of our subsidiaries declares bankruptcy, liquidates or reorganizes.

In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. At June 30, 2006, our subsidiaries had approximately $5.9 billion of outstanding indebtedness and other liabilities, including trade payables but excluding intercompany liabilities. Our subsidiaries may incur substantial additional indebtedness.

We may not be able to purchase your notes upon a change of control.

Upon the occurrence of specified “change of control” events, we will be required to offer to purchase each holder’s notes at a price equal to 101% of their principal amount plus accrued and unpaid interest. We may not have sufficient financial resources to purchase all of the notes that holders tender to us upon a change of control offer. The occurrence of a change of control could also constitute an event of default under any of our future debt agreements. See “Description of the Notes—Change of Control.”

Similar change of control offer requirements are applicable to our Existing Senior Notes. Xerox may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control offer or to redeem such notes. The occurrence of a change of control would also constitute an event of default under our 2006 Credit Facility and could constitute an event of default under our other indebtedness. Our bank lenders may have the right to prohibit any such purchase or redemption, in which event we would seek to obtain waivers from the required lenders under our 2006 Credit Facility and our other indebtedness, but we may not be successful in obtaining such waivers. See “Description of the Notes—Change of Control.”

An active trading market may not develop for the notes.

The notes are new securities for which there currently is no established market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. Although the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so and any market may be discontinued at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for any of the notes. See “Underwriting.”

Risks related to our business

We face significant competition and our failure to compete successfully could adversely affect our results of operations and financial condition.

We operate in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. Our competitors range from large international companies to relatively small firms. Some of the large international companies have significant financial resources and compete with us globally to provide document processing products and services in each of the markets we serve. We compete primarily on the basis of technology, performance, price, quality, reliability, brand, distribution and customer service and support. Our success in future performance is largely dependent upon our ability to compete successfully in the markets we currently serve and to expand into additional market segments. To remain competitive, we must develop new products, services, and applications and periodically enhance our existing offerings. If we are unable to compete successfully, we could lose market share and important customers to our competitors and that could materially adversely affect our results of operations and financial condition.

We need to develop and expand the use of color printing and copying.

Increasing the proportion of pages that are printed in color and transitioning color pages currently produced on offset devices to Xerox technology represent key growth opportunities. A significant part of our strategy and ultimate success in this changing market is our ability to develop and market technology that produces color prints and copies quickly, easily, with high quality and at reduced cost. Our continuing success in this strategy depends on our ability to make the investments and commit the necessary resources in this highly competitive market, as well as the pace of color adoption by our existing and prospective customers. If we are unable to develop and market advanced and competitive color technologies or the pace of color adoption by our existing and prospective customers is less than anticipated, we may be unable to capture these opportunities and it could materially adversely affect our results of operations and financial condition.

If we fail to successfully develop new products and technologies, we may be unable to retain and gain customers and our revenues would be reduced.

The process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers’ changing needs and emerging technological trends. We must make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide desired returns. We also must ensure that all of our products comply with existing and newly enacted applicable regulatory requirements in the countries in which they are sold, particularly European Union environmental directives. If we fail to accurately anticipate and meet our customers’ needs through the development of new products or if our new products are not widely accepted or if our current or future products fail to meet applicable worldwide regulatory requirements, we could lose market share and customers to our competitors and damage our reputation and brand, each of which could materially adversely affect our results of operations and financial condition.

Our profitability is dependent upon our ability to obtain adequate pricing for our products and to improve our cost structure.

Our success depends on our ability to obtain adequate pricing for our products and services that in turn provides a reasonable return to our shareholders. Depending on competitive market factors, future prices we obtain for our products and services may decline from previous levels. In addition, pricing actions to offset the effect of currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition. If we are unable to obtain adequate pricing for our products and services, it could materially adversely affect our results of operations and financial condition.

Since 2000, we have engaged in a series of restructuring programs related to downsizing our employee base, exiting certain businesses, outsourcing some internal functions and engaging in other actions designed to reduce our cost structure. If we are unable to continue to maintain our cost base at or below the current level and maintain process and systems changes resulting from the restructuring actions, it could materially adversely affect our results of operations and financial condition.

Our ability to sustain and improve profit margins is dependent on a number of factors, including our ability to continue to improve the cost efficiency of our operations through such programs as Lean Six Sigma, pricing pressures on our products and services, the proportion of our equipment sales to high-end as opposed to low-end equipment, the trend in our post-sale revenue growth and our ability to successfully complete information technology initiatives. If any of these factors adversely materialize or if we are unable to achieve productivity improvements through design efficiency, supplier and manufacturing cost improvements and information technology initiatives, our ability to offset labor cost inflation, potential materials cost increases and competitive price pressures would be impaired, any of which could materially adversely affect our results of operations and financial condition.

Our current credit ratings result in higher borrowing costs, which in turn may affect our ability to fund our customer financing activities at economically competitive levels.

The long-term viability and profitability of our customer financing activities is dependent, in part, on our ability to borrow and the cost of borrowing in the credit markets. This ability and cost, in turn, is dependent on our credit ratings. Our access to the public debt markets could be limited to the non-investment grade segment, which results in higher borrowing costs, until our credit ratings have been uniformly restored to investment grade. We are currently funding our customer financing activity through a combination of capital market offerings, third-party funding arrangements, including General Electric, Merrill Lynch and De Lage Landen Bank, cash generated from operations, cash on hand and other secured and unsecured borrowings. Our ability to continue to offer customer financing and be successful in the placement of equipment with customers is largely dependent on our ability to obtain funding at a reasonable cost. If we are unable to continue to offer customer financing, it could materially adversely affect our results of operations and financial condition.

We have outsourced approximately half of our overall worldwide manufacturing operations and face the risks associated with relying on third party manufacturers and external suppliers.

We have outsourced approximately half of our overall worldwide manufacturing operations to third parties and various service providers. To the extent that we rely on third party manufacturing relationships, we face the risk that those manufacturers may not be able to develop manufacturing methods appropriate for our products, they may not be able to quickly respond to changes in customer demand for our products, they may not be able to obtain supplies and materials necessary for the manufacturing process, they may experience labor shortages and/or disruptions, manufacturing costs could be higher than planned and the reliability of our products could decline. If any of these risks were to be realized, and assuming similar third-party manufacturing relationships could not be established, we could experience an interruption in supply or an increase in costs that might result in our being unable to meet customer demand for our products, damage our relationships with our customers and reduce our market share, all of which could materially adversely affect our results of operations and financial condition.

Our business, results of operations and financial condition may be negatively impacted by economic conditions abroad, including fluctuating foreign currencies and shifting regulatory schemes.

Approximately half of our revenue is generated from operations outside the United States. In addition, we manufacture or acquire many of our products and/or their components from, and maintain significant operations, outside the United States. Our future revenues, costs and results of operations could be significantly affected by changes in foreign currency exchange rates, as well as by a number of other factors, including changes in economic conditions from country to country, changes in a country’s political conditions, trade protection measures, licensing requirements, local tax issues, capitalization and other related legal matters. We generally hedge foreign currency denominated assets, liabilities and anticipated transactions primarily through the use of currency derivative contracts. The use of derivative contracts is intended to mitigate or reduce transactional level volatility in the results of foreign operations, but does not completely eliminate volatility. We do not hedge the translation effect of international revenues and expenses, which are denominated in currencies other than our U.S. parent functional currency, within our consolidated financial statements.

Our operating results may be negatively impacted by revenue trends.

Our ability to return to and maintain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of our worldwide equipment placements, as well as sales of services and supplies occurring after the initial equipment placement (post sale revenue) in the key growth markets of digital printing, color and multifunction systems. We expect that revenue growth can be further enhanced through our document management and consulting services in the areas of personalized and product life cycle communications, office and production services and document content and imaging. The ability to achieve growth in our equipment placements is subject to the successful implementation of our initiatives to provide advanced systems, industry-oriented global solutions and services for major customers, improve direct sales productivity and expand our indirect distribution channels in our developing markets operations and other geographic areas in the face of global competition and pricing pressures. Our ability to increase post sale revenue is largely dependent on our ability to increase the volume of pages printed, the mix of color pages, equipment utilization and color adoption. Equipment placements typically occur through leases with original terms of three to five years. There will be a lag between the increase in equipment placement and an increase in post sale revenues. The ability to grow our customers’ usage of our products may continue to be adversely impacted by the movement toward distributed printing and electronic substitutes and the impact of lower equipment placements in prior periods. If we are unable to return to and maintain a consistent trend of revenue growth, it could materially adversely affect our results of operations and financial condition.

Our business, results of operations and financial condition may be negatively impacted by legal and regulatory matters.

We have various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings concerning securities law, intellectual property law, environmental law, employment law and the Employee Retirement Income Security Act (“ERISA”), as discussed in the “Contingencies” note to our Condensed Consolidated Financial Statements. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We assess potential liability by analyzing our litigation and regulatory matters using available information. We develop our views on estimated losses in consultation with legal counsel handling our defense in these matters, which involves an analysis of potential results, assuming a combination of litigation and settlement strategies. Should developments in any of our legal matters cause a change in our determination as to an unfavorable outcome and result in the need to recognize a material accrual, or should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on our results of operations, cash flows and financial position in the period or periods in which such change in determination, judgment or settlement occurs.

Our operations are subject to environmental regulations in each of the jurisdictions in which we conduct our business. Some of our manufacturing operations use, and some of our products contain, substances that are regulated in various jurisdictions. The European Union Directive known as the Restriction on the Use of Hazardous Substances (“RoHS”), for example, requires the removal of lead, cadmium and certain other substances from product designs put on the market in the European Union beginning in July 2006. We continue to conduct RoHS compliance activities with respect to our products. We do not expect the RoHS directive to have a material impact on our product lines. In addition, various other countries and jurisdictions have proposed and/or are expected to adopt restrictions similar to RoHS. If we do not comply with applicable rules and regulations in connection with the use of such substances and the sale of products containing such substances, then we could be subject to liability and could be prevented from selling our products, which could have a material adverse effect on our results of operations and financial condition. Further, we could also face substantial costs and liabilities in connection with product take-back legislation. Beginning in 2005, we became subject to the European Union Directive on Waste Electrical and Electronic Equipment (“WEEE”) as enacted by individual European Union countries (“WEEE Legislation”), which makes producers of electrical goods, including computers and printers, responsible for collection, recycling, treatment and disposal of recovered products. We continue to conduct WEEE compliance activities and continue to evaluate the impact of specific registration and compliance activities required by WEEE Legislation. Other jurisdictions throughout the United States and the world have also proposed, or may adopt, product take-back regulations. If we are unable to collect, recycle, treat and dispose of our products in a cost-effective manner and in accordance with applicable requirements, it could materially adversely affect our results of operations and financial condition. Other potentially relevant initiatives throughout the world include proposals for more extensive chemical registration requirements, various efforts to limit energy use in products and other environmentally related product programs. As these initiatives and programs become regulatory requirements and/or are adopted as public or private procurement requirements, we must comply or potentially face market access limitations that could have a material adverse affect on our operations and financial condition.

USE OF PROCEEDS

The net proceeds of this offering after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, are expected to be approximately $396 million. We intend to use a portion of the net proceeds to finance customer purchases of equipment, in lieu of borrowings under our existing senior secured and unsecured loan agreements, and for other general corporate purposes.

DESCRIPTION OF THE NOTES

We will issue $400,000,000 aggregate principal amount of         % senior notes due 2017 (the “Notes”) pursuant to a supplemental indenture to be dated as of August     , 2006 (the “Supplemental Indenture”) to an indenture dated as of June 25, 2003, as supplemented to date (the “Indenture”), between Xerox and Wells Fargo Bank, National Association (as successor by merger with Wells Fargo Bank Minnesota, National Association), as Trustee (the “Trustee”). The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the Indenture may be obtained from the Underwriters or the Company. You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.” For purposes of this section, references to the “Company”, “we”, “us” and “our” include only Xerox Corporation and not its subsidiaries.

The Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all other senior unsecured obligations of the Company. The Notes will be effectively subordinated to all secured debt of the Company, structurally subordinated to the debt of the Company’s Subsidiaries and effectively subordinated to the other senior debt of the Company that has the benefit of certain provisions and covenants not applicable to the notes.

The Company will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change the Paying Agent and Registrar without notice to holders of the Notes (the “Holders”). It is expected that the Company will pay principal and interest (and premium, if any) on the Notes at the Trustee’s corporate office by check mailed to the registered address of Holders.

Principal, Maturity and Interest

The Notes will mature on                 , 2017. $400,000,000 in aggregate principal amount of the Notes will be issued in this offering. After the Issue Date, additional notes (“Additional Notes”) may be issued from time to time. The Notes and the Additional Notes of the same series that are actually issued will be treated as a single class for all purposes under the Indenture, including, without limitation, as to waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Supplemental Indenture, the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued.

Interest on the Notes will accrue at the rate of         % per annum and will be payable semiannually in cash on each                  and                     , commencing on                     , 2007, to the persons who are registered Holders at the close of business on the                  and                      immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual interest payment date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

The Company may at any time and from time to time, at its option, redeem the Notes that are outstanding (in whole or in part) at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, on the Notes to the applicable redemption date, plus the applicable Make-Whole Premium (a “Note Redemption”). The Company shall give not less than 30 nor more than 60 days notice to such redemption.

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1)  in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2)  if the Notes are not so listed, on a pro rata basis.

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $2,000 and integral multiples of $1,000) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must send, or cause the Trustee to send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, there can be no assurance that the Company will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may in the future prohibit the offer.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to grant Liens on its property and to merge, consolidate or sell all or substantially all of its assets may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. There can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect a Change of Control Offer. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

The 2006 Credit Facility provides that the occurrence of certain change of control events with respect to Xerox would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to offer to purchase Notes would constitute a Default under the Indenture, which would, in turn, constitute a default under the 2006 Credit Facility.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change in Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments or any offers to purchase with respect to the Notes. We may at any time and from time to time purchase Notes in the open market or otherwise.

Covenants

Set forth below are summaries of certain covenants contained in the Indenture.

Limitation on Liens.    The Company will not create or suffer to exist, or permit any of its Specified Subsidiaries to create or suffer to exist, any Lien, or any other type of preferential arrangement, upon or with respect to any of its properties (other than “margin stock” as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System), whether now owned or hereafter acquired, or assign, or permit any of its Specified Subsidiaries to assign, any right to receive income, in each case to secure any Indebtedness (other than Indebtedness described in clauses (5) and (8) of the definition of “Indebtedness” herein) without making effective provision whereby all of the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Specified Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be equally and ratably secured with the Indebtedness secured by such security (provided that any Lien created for the benefit of the Holders of the Notes pursuant to this sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in such provision becoming applicable, unless a Default or Event of Default shall then be continuing); provided, however, that the Company or its Specified Subsidiaries may create or suffer to exist any Lien or preferential arrangement of any kind in, of or upon any of the properties or assets of the Company or its Specified Subsidiaries to secure Indebtedness if upon creation of such Lien or arrangement and after giving effect thereto, the aggregate principal amount of Indebtedness secured by Liens would not exceed the greater of (i) $2.0 billion and (ii) 20% of the Consolidated Net Worth of the Company; and provided, further, that the foregoing restrictions or limitations shall not apply to any of the following:

(1)  deposits, liens or pledges arising in the ordinary course of business to enable the Company or any of its Specified Subsidiaries to exercise any privilege or license or to secure payments of workers’ compensation or unemployment insurance, or to secure the performance of bids, tenders, leases, contracts (other than for the payment of borrowed money) or statutory landlords’ liens or to secure public or statutory obligations or surety, stay or appeal bonds, or other similar deposits or pledges made in the ordinary course of business;

(2)  Liens imposed by law or other similar Liens, if arising in the ordinary course of business, such as mechanic’s, materialman’s, workman’s, repairman’s or carrier’s liens, or deposits or pledges in the ordinary course of business to obtain the release of such Liens;

(3)  Liens arising out of judgments or awards against the Company or any of its Specified Subsidiaries in an aggregate amount not to exceed at any time outstanding under this clause (3) the greater of (a) 15% of the Consolidated Net Worth of the Company or (b) the minimum amount which, if subtracted from such Consolidated Net Worth, would reduce such Consolidated Net Worth below $3.2 billion and, in each case, with respect to which the Company or such Specified Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, or Liens for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

(4)  Liens for taxes if such taxes are not delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, or minor survey exceptions or minor encumbrances, easements or restrictions which do not in the aggregate materially detract from the value of the property so encumbered or restricted or materially impair their use in the operation of the business of the Company or any Specified Subsidiary owning such property;

(5)  Liens in favor of any government or department or agency thereof or in favor of a prime contractor under a government contract and resulting from the acceptance of progress or partial payments under government contracts or subcontracts thereunder;

(6)  Liens existing on December 1, 1991;

(7)  purchase money liens or security interests in property acquired or held by the Company or any Specified Subsidiary in the ordinary course of business to secure the purchase price thereof or Indebtedness incurred to finance the acquisition thereof;

(8)  Liens existing on property at the time of its acquisition;

(9)  the rights of Xerox Credit Corporation relating to a certain reserve account established pursuant to an operating agreement dated as of November 1, 1980, between the Company and Xerox Credit Corporation;

(10)  the replacement, extension or renewal of any of the foregoing; and

(11)  Liens on any assets of any Specified Subsidiary of up to $500.0 million incurred since December 1, 1991 in connection with the sale or assignment of assets of such Specified Subsidiary for cash where the proceeds are applied to repayment of Indebtedness of such Specified Subsidiary and/or invested by such Specified Subsidiary in assets which would be reflected as receivables on the balance sheet of such Specified Subsidiary.

In addition, if after January 17, 2002, any Capital Markets Debt of the Company or any Restricted Subsidiary becomes secured by a Lien pursuant to any provision similar to the covenant in the immediately preceding paragraph, then, for so long as such Capital Markets Debt of the Company is secured by such Lien (and provided that any Lien created for the benefit of the Holders of the Notes pursuant to this sentence shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in the imposition of the Lien hereunder):

(1)  in the case of a Lien securing Subordinated Indebtedness, the Notes shall be secured by a Lien on the same property as such Lien that is senior in priority to such Lien; and

(2)  in all other cases, the Notes shall be equally and ratably secured by a Lien on the same property as such Lien.

Merger, Consolidation and Sale of Assets.    The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)  either:

(a)  the Company shall be the surviving or continuing corporation; or

(b)  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)  shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

(2)  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above, no Default or Event of Default shall have occurred or be continuing; and

(3)  the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

Notwithstanding the foregoing, the Company need not comply with clause (2) of the first paragraph of this covenant in connection with (x) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries or (y) any merger of the Company with or into any Wholly Owned Restricted Subsidiary or (z) a merger by the Company with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to a series of Notes:

(1)  the failure to pay interest on Notes of such series when the same becomes due and payable and the default continues for a continuous period of 30 days;

(2)  the failure to pay the principal on Notes of such series, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer);

(3)  a default in the observance or performance of any other covenant or agreement contained in the Indenture which default relates to the Notes and continues for a period of 90 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes of such series (except in the case of a default with respect to the “Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); or

(4)  certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (4) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes of the affected series under the Indenture may declare the principal of and accrued interest on all the Notes of such series under the Indenture to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (4) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture will provide that, at any time after a declaration of acceleration with respect to a series of Notes as described in the preceding paragraph, the Holders of a majority in principal amount of Notes of such series under the Indenture may rescind and cancel such declaration and its consequences:

(1)  if the rescission would not conflict with any judgment or decree;

(2)  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes of the affected series under the Indenture may waive any existing Default or Event of Default under such series, and its consequences, except a default in the payment of the principal of or interest on any Notes of such series.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes of any affected series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company is required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations discharged with respect to any series of the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such series of outstanding Notes, except for:

(1)  the rights of Holders of such series to receive payments in respect of the principal of, premium, if any, and interest on such series of Notes when such payments are due from the trust fund referred to below;

(2)  the Company’s obligations with respect to such series of Notes concerning issuing temporary Notes, issuing Notes to replace mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3)  the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)  the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants (other than, among others, the covenant to make payments in respect of the principal of, premium, if any, and interest on the Notes) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)  the Company must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the applicable series of Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the applicable Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)  since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the applicable Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the applicable Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)  the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)  the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)  certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of transfer or exchange of the applicable Notes, as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when:

(1)  either:

(a)  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)  all Notes not theretofore delivered to the Trustee for cancellation have become due and payable within one year or as a result of a mailing of a notice of redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee cash or non-callable U.S. government obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)  the Company has paid all other sums payable under the Indenture by the Company; and

(3)  the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, complying with the covenant described under “—Covenants—Merger, Consolidation and Sale of Assets,” complying with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA and making any change that does not adversely affect the rights of any Holder of the Notes in any material respect. Other modifications and amendments of the Indenture as it applies to a series of Notes may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes of such series, except that, without the consent of each Holder affected thereby, no amendment may:

(1)  reduce the amount of Notes whose Holders must consent to an amendment;

(2)  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)  make any Notes payable in money other than that stated in the Notes;

(5)  make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Event of Default;

(6)  after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or, after such Change of Control has occurred, modify any of the provisions or definitions with respect thereto; provided, that for purposes of this provision, a Change of Control shall not be deemed to have occurred upon the entering into or execution of any agreement or instrument notwithstanding that the consummation of the transactions contemplated by such agreement or instrument would result in a Change of Control as defined in the Indenture if such agreement or instrument expressly provides that it shall be a condition to closing thereunder that the Holders of the Notes shall have waived the Change of Control on or prior to such closing unless and until such condition is waived by the parties to such agreement or instrument or the Change of Control has actually occurred; or

(7)  modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the Holders.

Governing Law

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in them by the Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should any Trustee become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquire any conflicting interest as described in the TIA, they must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Markets Debt” means any Indebtedness that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act.

“Capital Stock” means:

(1)  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1)  any “person,” including its affiliates and associates, other than the Company, its Subsidiaries or the Company’s or such Subsidiaries’ employee benefit plans, or any “group” files a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person or group has become the “beneficial owner” of 50% or more of the combined voting power of the Company’s Capital Stock or other Capital Stock into which the Company’s Common Stock is reclassified or changed, with certain exceptions having ordinary power to elect directors, or has the power to, directly or indirectly, elect managers, trustees or a majority of the members of the Company’s Board of Directors;

(2)  there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Company’s Common Stock would be converted into cash, securities or other property, or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of the Company in which the holders of the Company’s Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger; or

(3)  the Company is dissolved or liquidated.

For purposes of this Change of Control definition:

•	“person” or “group” has the meaning given to it for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision;

•	a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the Indenture; and

•	the number of shares of the Company’s voting stock outstanding will be deemed to include, in addition to all outstanding shares of the Company’s voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the Change of Control determination is being made, all unissued shares deemed to be held by all other persons.

“Commission” means the Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on January 17, 2002 or issued thereafter, and includes, without limitation, all series and classes of such common stock.

“Consolidated Net Worth” means, at any time, as to a given entity (a) the sum of the amounts appearing on the latest consolidated balance sheet of such entity and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, as (i) the par or stated value of all outstanding Capital Stock (including Preferred Stock), (ii) capital paid-in and earned surplus or earnings retained in the business plus or minus cumulative transaction adjustments, (iii) any unappropriated surplus reserves, (iv) any net unrealized appreciation of equity investment, and (v) minorities’ interests in equity of subsidiaries, less (b) treasury stock, plus (c) in the case of the Company, $600.0 million.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute an asset sale or Change of Control) matures or is mandatorily redeemable (other than such Capital Stock that will be redeemed with Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of an asset sale or Change of Control) on or prior to the final maturity date of the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Indebtedness” means with respect to any Person, without duplication:

(1)  all indebtedness of such Person for borrowed money;

(2)  all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)  all Capitalized Lease Obligations of such Person;

(4)  all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement (but excluding trade accounts payable incurred in the ordinary course with a maturity of not greater than 90 days);

(5)  all indebtedness for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit supporting obligations not for money borrowed entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit);

(6)  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)  all indebtedness of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the indebtedness so secured;

(8)  all indebtedness under currency agreements and interest swap agreements of such Person; and

(9)  all Disqualified Capital Stock issued by such Person or any Preferred Stock of such Person or any Restricted Subsidiary of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof.

“Issue Date” means August     , 2006, the date of original issuance of the Notes.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Make-Whole Premium” with respect to a Note means an amount equal to the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note to its final maturity date computed using a discount rate equal to the Treasury Rate on such date plus       %, over (b) the outstanding principal amount of such Note.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Specified Subsidiary” means any Subsidiary of the Company from time to time having a Consolidated Net Worth Amount of at least $100.0 million; provided, however, that each of Xerox Financial Services, Inc., Xerox Credit Corporation and any other Subsidiary principally engaged in any business or businesses other than development, manufacture and/or marketing of (x) business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment), (y) merchandise or (z) services (other than financial services) shall be excluded as a “Specified Subsidiary” of the Company.

“Subordinated Indebtedness” means Indebtedness of the Company that is subordinated or junior in right of payment to the Notes.

“Subsidiary,” with respect to any Person, means:

(1)  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Treasury Rate” for any date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the date the redemption is effected pursuant to a Specified Redemption (the “Specified Redemption Date”) (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Specified Redemption Date to                 , 2017; provided, however, that if the period from the Specified Redemption Date to                 , 2017, as the case may be, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Specified Redemption Date to                 , 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” of any Person means:

(1)  the Subsidiary to be so designated has total assets of $1,000 or less or any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

CERTAIN OTHER INDEBTEDNESS AND PREFERRED STOCK

The following summary of certain provisions of the instruments evidencing our material indebtedness does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the agreements summarized below. We have previously filed with the SEC copies of the agreements summarized below. See “Where You Can Find More Information.” You should refer to those documents for the complete terms of the instruments evidencing our material indebtedness.

2006 Credit Facility

The 2006 Credit Facility is a $1.25 billion unsecured revolving credit facility including a $200 million letter of credit subfacility. The facility allows us to increase from time to time, with willing lenders, the overall size of the 2006 Credit Facility to an aggregate amount not to exceed $2 billion. The facility is available, without sublimit, to certain of our qualifying subsidiaries.

Our obligations under the facility are unsecured and are not guaranteed by any of our subsidiaries. However, if in the future any of our domestic subsidiaries guarantees any debt for money borrowed by us of more than $100 million, that subsidiary is required to guaranty our obligations under the facility as well. In the event that any of our subsidiaries borrow under the facility, its borrowings thereunder would be guaranteed by us.

Borrowings under the 2006 Credit Facility bear interest at LIBOR plus a spread that will vary between 0.32% and 1.20% depending on our then-current credit ratings. In addition, we are required to pay a facility fee on the aggregate amount of the revolving credit facility. As of June 30, 2006, the interest rate on borrowings under the 2006 Credit Facility was 8.25% and the facility fee rate was 0.175%.

The 2006 Credit Facility matures in April 2011, subject to our right to request a one-year extension on each of the first and second anniversaries of the facility. The facility contains various conditions to borrowing, and affirmative, negative and financial maintenance covenants. Certain of the more significant covenants are summarized below:

(a) Maximum leverage ratio (a quarterly test that is calculated as debt for borrowed money divided by consolidated EBITDA) ranging from 4.25 to 3.25 over the life of the facility.

(b) Minimum interest coverage ratio (a quarterly test that is calculated as consolidated EBITDA divided by consolidated interest expense) may not be less than 3.00:1.

(c) Limitations on (i) liens of Xerox and certain of our subsidiaries securing debt, (ii) certain fundamental changes to corporate structure, (iii) changes in nature of business and (iv) limitations on debt incurred by certain subsidiaries.

The 2006 Credit Facility also contains various events of default, the occurrence of which could result in a termination by the lenders and the acceleration of all our obligations under the facility. These events of default include, without limitation: (i) payment defaults, (ii) breaches of covenants under the facility (certain of which breaches do not have any grace period), (iii) cross-defaults and acceleration to certain of our other obligations and (iv) a change of control of Xerox.

As of June 30, 2006, we had borrowing capacity under the 2006 Credit Facility of $1.115 billion, reflecting $135 million of outstanding borrowings and letters of credit that have been utilized.

Liabilities to Subsidiary Trusts Issuing Preferred Securities

In 1997, Xerox Capital Trust I (“Trust I”) issued 650,000 of 8.0% preferred securities (the “Preferred Securities”) to investors for $644 million ($650 million liquidation value) and 20,103 shares of common securities to us for $20 million. With the proceeds from these securities, Trust I purchased $670 million principal amount of 8.0% Junior Subordinated Debentures due 2027 of the Company (the “Debentures”). The Debentures represent all of the assets of Trust I. On a consolidated basis, we received net proceeds of $637 million which was net of fees and discounts of $13 million. Interest expense, together with the amortization of debt issuance costs and discounts, amounted to $54 million, $54 million and $52 million in 2005, 2004 and 2003, respectively. We have guaranteed (the “Trust Guarantee”), on a subordinated basis, distributions and other payments due on the Preferred Securities. The Trust Guarantee and our obligations under the Debentures and in the indenture pursuant to which the debentures were issued and our obligations under the Amended and Restated Declaration of Trust governing the trust, taken together, provide a full and unconditional guarantee of amounts due on the Preferred Securities. The Preferred Securities accrue and pay cash distributions semiannually at a rate of 8% per year of the stated liquidation amount of one thousand dollars per Preferred Security. The Preferred Securities are mandatorily redeemable upon the maturity of the Debentures on February 1, 2027, or earlier to the extent of any redemption by us of any Debentures. We have the right to redeem the Debentures and cause the early redemption of the Preferred Securities at any time on or after February 1, 2007, for a declining premium payment. The redemption price of the Preferred Securities at the time of an optional redemption will be the premium price, and the redemption price of the Preferred Securities at maturity will be one thousand dollars per share, in each case plus accrued and unpaid distributions to the date fixed for redemption.

Description of Outstanding 2002 Senior Notes

On January 17, 2002, we issued $600 million aggregate principal amount of Senior Notes due 2009 (the “2002 Dollar Notes”) under an indenture (the “Dollar Indenture”), between Xerox and Wells Fargo Bank National Association (as successor by merger with Wells Fargo Bank Minnesota, National Association), as trustee. Interest on the 2002 Dollar Notes is payable semiannually at a rate of 9 3/4% per annum. On January 17, 2002, we issued €225 million aggregate principal amount of Senior Notes due 2009 (the “2002 Euro Notes” and, together with the 2002 Dollar Notes, the “2002 Senior Notes”) under an indenture (the “2002 Euro Indenture” and, together with the 2002 Dollar Indenture, the “2002 Indentures”), between Xerox and Wells Fargo Bank National Association (as successor by merger with Wells Fargo Bank Minnesota, National Association), as trustee. Interest on the 2002 Euro Notes is payable semiannually at a rate of 9 3/4% per annum. The 2002 Senior Notes will mature on January 15, 2009.

The 2002 Senior Notes are senior unsecured obligations of Xerox, ranking pari passu in right of payment with all other senior unsecured obligations of the Company. The 2002 Senior Notes are effectively subordinated to all secured debt of Xerox and structurally subordinated to the debt of our subsidiaries.

Xerox may, at any time and from time to time, at its option, redeem each series of the outstanding 2002 Senior Notes (in whole or in part) at a redemption price equal to 95.167% of the principal amount thereof, plus original issue discount on such 2002 Senior Notes accrued pursuant to Section 1272 of the Internal Revenue Code of 1986, as amended, to the applicable redemption date, plus accrued and unpaid interest, if any, on the 2002 Senior Notes to the applicable redemption date, plus the applicable Make-Whole Premium (as defined in the 2002 Indentures); provided that in the case of any such redemption in part, at least 50% of the original principal amount of the applicable series of 2002 Senior Notes remains outstanding after giving effect to such redemption. If Xerox undergoes a change in control, we will be required to offer to purchase all of the 2002 Senior Notes from the holders.

Description of Outstanding 2003 Senior Notes

On June 25, 2003, we issued $700 million aggregate amount of 7 1/8% Senior Notes due 2010 (the “Seven-Year Notes”) and $550 million aggregate principal amount of 7 5/8% Senior Notes due 2013 (the “Ten-Year Notes” and together with the Seven-Year Notes, the “2003 Senior Notes”) under an Indenture dated as of June 25, 2003, between Xerox and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Bank Minnesota, National Association), as Trustee as modified by a First Supplemental Indenture dated as of June 25, 2003 (as so amended, the “2003 Indenture”). Interest on the Seven-Year Notes is payable semiannually at a rate of 7 1/8% and the Seven-Year Notes mature on June 15, 2010. Interest on the Ten-Year Notes is payable semiannually at a rate of 7 5/8% and the Ten-Year Notes mature on June 15, 2013.

The 2003 Senior Notes are senior unsecured obligations of Xerox, ranking pari passu in right of payment with all other senior unsecured obligations of the Company. The 2003 Senior Notes are effectively subordinated to all secured debt of Xerox and structurally subordinated to the debt of our subsidiaries.

The 2003 Senior Notes are not entitled to the benefit of any mandatory sinking fund.

Xerox may, at any time and from time to time, at its option, redeem the outstanding Seven-Year Notes at a price of 100% of the principal amount plus accrued and unpaid interest, if any, on the Seven-Year Notes to the applicable redemption date, plus a Make-Whole Premium (as defined in the 2003 Indenture). Xerox may, at any time and from time to time prior to June 15, 2008, at its option, redeem the outstanding Ten-Year Notes at a price of 100% of the principal amount plus accrued and unpaid interest, if any, on the Ten-Year Notes to the applicable redemption date, plus a Make-Whole Premium (as defined in the 2003 Indenture). Xerox may, at any time and from time to time on or after June 15, 2008, at its option, redeem the outstanding Ten-Year Notes at a price ranging from 103.813% to 100.000% of the principal amount (depending on the date of redemption) plus accrued and unpaid interest, if any, on the Ten-Year Notes to the applicable redemption date, plus a Make-Whole Premium (as defined in the 2003 Indenture). If Xerox undergoes a change in control, we will be required to offer to purchase all of the 2003 Senior Notes from the holders.

Description of Outstanding 2004 Senior Notes

On August 10, 2004, we issued $500 million aggregate amount of 6 7/8% Senior Notes due 2011 and on September 23, 2004, we issued an additional $250 million aggregate principal amount of 6 7/8% Senior Notes due 2011 (the “2004 Senior Notes”, and together with the 2002 Notes and the 2003 Notes, the “HY Senior Notes”) under the Indenture dated as of June 25, 2003, between Xerox and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Bank Minnesota, National Association), as Trustee as modified by a supplemental indenture dated as of August 10, 2004 (as amended, the “2004 Indenture” and together with the 2002 Indentures and the 2003 Indenture, the “HY Senior Indenture”). Interest on the 2004 Senior Notes is payable semiannually at a rate of 6 7/8% and the 2004 Senior Notes mature on August 15, 2011.

The 2004 Senior Notes are senior obligations of Xerox, ranking pari passu in right of payment with all other senior unsecured obligations of the Company. The 2004 Senior Notes are effectively subordinated to all secured debt of Xerox and structurally subordinated to the debt of our subsidiaries.

The 2004 Senior Notes are not entitled to the benefit of any mandatory sinking fund.

Xerox may, at any time and from time to time, at its option, redeem the outstanding 2004 Senior Notes at a price of 100% of the principal amount plus accrued and unpaid interest, if any, to the applicable redemption date, plus a Make-Whole Premium (as defined in the 2004 Indenture). Xerox may also, at any time and from time to time before August 15, 2007 redeem up to 35% of the outstanding 2004 Senior Notes with money that we raise in one or more public equity offerings as long as: (i) we pay 106.875% of the face amount of the 2004 Senior Notes redeemed plus accrued and unpaid interest, (ii) we redeem the 2004 Senior Notes within 90 days of completing the equity offering and (iii) at least 65% of the aggregate principal amount of the 2004 Senior Notes remains outstanding following any such redemption. If Xerox undergoes a change in control, we will be required to offer to purchase all of the 2004 Senior Notes from the holders.

Provisions Applicable to HY Senior Notes

Set forth below are summaries of certain covenants contained in the indentures that apply to the HY Senior Notes. For a complete description of these provisions, you should review the indentures applicable to those notes which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2005. The notes offered by this prospectus supplement do not have the benefit of these provisions. As a result, holders of previously issued HY Senior Notes would have the right to accelerate the maturities of those notes if any of these provisions are violated and holders of the notes offered by this prospectus supplement would have no such right. In addition to the provisions described below, the previously issued HY Senior Notes have the benefit of the covenants applicable to the notes offered by this prospectus supplement which are described under “Description of the Notes—Covenants”.

The HY Senior Notes have the benefit of the following covenants contained in the indentures under which they were issued except during any period during which the HY Senior Notes have an investment grade rating:

•	Limitation on Incurrence of Additional Indebtedness.

•	Limitation on Restricted Payments.

•	Limitation on Asset Sales.

•	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

•	Limitations on Transactions with Affiliates.

•	Requirement of Subsidiary Guarantees.

Description of Outstanding 2006 Senior Notes

On March 20, 2006, we issued $700 million aggregate amount of 6.40% Senior Notes due 2016 (the “2006 Senior Notes”) under the Indenture dated as of June 25, 2003, between Xerox and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Bank Minnesota, National Association), as Trustee as modified by a supplemental indenture dated as of March 20, 2006 (as amended, the “2006 Indenture”). Interest on the 2006 Senior Notes is payable semiannually at a rate of 6.40% and the 2006 Senior Notes mature on March 15, 2016.

The 2006 Senior Notes are senior obligations of Xerox, ranking pari passu in right of payment with all other senior unsecured obligations of the Company. The 2006 Senior Notes are effectively subordinated to all secured debt of Xerox and structurally subordinated to the debt of our subsidiaries.

The 2006 Senior Notes are not entitled to the benefit of any mandatory sinking fund.

Xerox may, at any time and from time to time, at its option, redeem the outstanding 2006 Senior Notes at a price of 100% of the principal amount plus accrued and unpaid interest, if any, to the applicable redemption date, plus a Make-Whole Premium (as defined in the 2006 Indenture). If Xerox undergoes a change in control, we will be required to offer to purchase all of the 2006 Senior Notes from the holders.

The 2006 Senior Notes have the benefit of the covenants applicable to the notes offered by this prospectus supplement which are described under “Description of the Notes—Covenants” and in addition have the benefit of the contingent future subsidiary guarantee covenant applicable to our Existing Senior Notes.

Description of Senior Secured Loan Agreement with GECC

In October 2002, Xerox Lease Funding LLC, a special purpose Delaware limited liability company that is our wholly-owned subsidiary (“Funding SPE”) entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) with General Electric Capital Corporation (“GECC”) whereby GECC became our primary equipment financing provider in the U.S. through loans secured by new lease originations. The Loan Agreement has an initial term of eight years and, commencing at the end of 2010, will automatically renew for successive two-year periods unless either we or GECC has elected not to have the Loan Agreement renew at least one year before a renewal would otherwise occur.

The Loan Agreement provides for secured loans of up to $5 billion outstanding at any one time. GECC makes loans under the Loan Agreement to Funding SPE. Funding SPE uses the loan proceeds to purchase our finance receivables. The maximum potential level of borrowing under the Loan Agreement is a function of the size of the portfolio of finance receivables generated by us that meet GECC’s funding requirements and cannot exceed $5 billion in any event. All obligations under the Loan Agreement are secured by the receivables being financed by GECC, the contracts relating to the receivables being financed by GECC and other related security. GECC’s obligation to make loans under the Loan Agreement is subject to the satisfaction of certain customary representations, warranties and covenants.

The interest rate on each loan is fixed and is calculated when the loan is made based on yield rates consistent with average rates for similar market-based transactions. Consistent with the loans already received from GECC, the amounts borrowed under the Loan Agreement are recorded as secured borrowings and the associated receivables are included in our balance sheet. As of June 30, 2006, $1.198 billion was outstanding under the Loan Agreement.

GECC’s commitment to fund under the Loan Agreement is not contingent on us achieving or maintaining any particular credit rating. There are no credit rating defaults that could impair future funding under the Loan Agreement. The Loan Agreement contains various default provisions, including cross default provisions related to certain financial covenants contained in the 2006 Credit Facility and other significant debt facilities, which are discussed below. Most types of defaults would impair our ability to receive subsequent funding until the default is cured or waived but would not accelerate the repayment of our outstanding borrowings. However, certain types of defaults would result in an acceleration of outstanding borrowings. As of June 30, 2006, we were in compliance with all covenants under the Loan Agreement and expect to be in compliance for at least the next twelve months.

The following are events of default under the Loan Agreement:

•	the occurrence of a Termination Event (defined below);

•	a voluntary or involuntary bankruptcy of Xerox (remaining undismissed or unstayed for 60 days or more); or

•	Xerox becomes an “Investment Company” within the meaning of the Investment Company Act of 1940.

Upon the occurrence of an event of default described in (b) or (c) above, GECC can terminate its obligation to make any further loans and can accelerate the maturity of any or all then-outstanding loans. Upon the occurrence of a Termination Event, GECC can terminate its obligation to make any further loans, but is not entitled to accelerate the maturity of outstanding loans. The loans under the Loan Agreement are generally non-recourse to Xerox. Therefore, even if GECC were to accelerate the maturity of outstanding loans, its only recourse would be to proceed against the financed receivables held by Funding SPE who is the borrower under the Loan Agreement.

The term “Termination Event” includes, but is not limited to, the following events that would allow GECC to terminate the Loan Agreement:

•	any default under the 2006 Credit Facility or any facility in excess of $75 million which replaces or refinances the 2006 Credit Facility, at any time that loans or advances are outstanding thereunder, where the default or event of default relates to or is determined by the net worth of Xerox, including without limitation, a default under Section 5.03 (Leverage Ratio) or Section 5.03(b) (Interest Coverage Ratio) of the 2006 Credit Facility;

•	any default or event of default under any indebtedness of Xerox (or any subsidiary of Xerox) for borrowed money (or any indebtedness for borrowed money guaranteed by Xerox or any subsidiary of Xerox) in excess of $75 million in the aggregate if such default or event of default gives rise to an acceleration of the maturity of such indebtedness;

•	voluntary or involuntary bankruptcy of Xerox (remaining undismissed or unstayed for 60 days or more);

•	a change of control of Xerox, including a sale of all or substantially all of Xerox’s assets or the acquisition by a person or related group of persons of 30% or more of the voting stock of Xerox, if the person acquiring control is a competitor of GECC or does not have debt that is rated investment grade;

•	a material breach of payment obligations or certain other specified provisions by Xerox (or Funding SPE or the other special purpose Xerox subsidiary utilized in structuring the transaction) under the Loan Agreement or any related agreement;

•	an equipment service default where Xerox fails to provide specified levels of service with respect to the equipment related to the receivables financed by GECC;

•	an equipment supply default where Xerox fails to ship specified levels of supplies with respect to the equipment related to the receivables financed by GECC;

•	a change in operations of Xerox where Xerox ceases to offer lease or loan financing to non-consumer customers and, after that change, the aggregate outstanding balance under the Loan Agreement is less than $500 million;

•	a sales channel termination event where 50% or more of Xerox’s aggregate sales to non-consumer customers are comprised of sales to dealers, distributors, wholesalers or other persons who are not non-consumer end-users of the equipment, Xerox and GECC fail to reach agreement within six months on how to amend the Loan Agreement to adjust for the consequences of the change in sales channels, and the aggregate outstanding balance under the Loan Agreement is less than $500 million; or

•	the joint venture established by us and GECC that services the receivables financed by GECC is dissolved.

Description of 2004 Secured Trade Receivables Facility with GECC

In June 2004 we completed a transaction with General Electric Capital Corporation (“GECC”) for a three-year $400 million revolving credit facility secured by U.S. accounts receivable (the “Trade Facility”). Any borrowings under the Trade Facility are accounted for as secured borrowings as both the accounts receivable and related borrowings would be reflected in our condensed consolidated balance sheets. As of June 30, 2006, there were no outstanding borrowings under the Trade Facility.

Under the Trade Facility, GECC makes monthly revolving loans to Xerox Trade Receivables LLC, a special purpose Delaware limited liability company that is our wholly-owned subsidiary (“Trade SPE”). Trade SPE uses the loan proceeds to purchase our trade receivables. All obligations under the Trade Facility are secured by the receivables being financed by GECC, the contracts relating to such receivables and other related security. GECC’s obligation to make loans under the Trade Facility is subject to the receivables satisfying certain criteria and the satisfaction of certain customary representations, warranties and covenants.

The interest rate on each loan is fixed and is calculated when the loan is made based on 30-day LIBOR rates.

GECC’s commitment to fund under the Trade Facility is not contingent on us achieving or maintaining any particular credit rating. There are no credit rating defaults that could impair future funding under the Trade Facility. The Trade Facility contains various default provisions, but does not contain cross default provisions related to financial covenants of Xerox contained in other significant debt facilities. Most types of defaults would accelerate the repayment of our outstanding borrowings. The loans under the Trade Facility are generally non-recourse to Xerox. Therefore, even if GECC were to accelerate the maturity of outstanding loans, its only recourse would be to proceed against the receivables held by Trade SPE as the borrower under the Trade Facility. As of June 30, 2006, we were in compliance with all covenants under the Trade Facility and expect to be in compliance for at least the next twelve months.

In addition to customary events of default, the following are some of the other events of default under the Trade Facility:

•	any default or event of default under any indebtedness of Xerox (or Trade SPE) for borrowed money (or any indebtedness for borrowed money guaranteed by Xerox or Trade SPE) in excess of $50 million in the aggregate if such default or event of default gives rise to an acceleration of the maturity of such indebtedness;

•	voluntary or involuntary bankruptcy of Xerox or Trade SPE (remaining undismissed or unstayed for 90 days or more);

•	a change of control of Xerox (including a sale of all or substantially all of Xerox’s assets or the acquisition by a person or related group of persons of 20% or more of the voting stock of Xerox), or of the joint venture established by us and GECC (“XCS”) that services the receivables financed by GECC under the Trade Facility and the Loan Agreement or of Trade SPE;

•	GECC ceases to be the manager of XCS or an event occurs that gives GECC the right to terminate the servicing responsibilities of XCS; and

•	a breach of payment obligations or certain other specified provisions by Trade SPE under the Trade Facility and related documents.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR

NON-UNITED STATES HOLDERS

The following is a general discussion of the anticipated material United States federal income tax consequences to a Non-U.S. Holder (as defined below) of the acquisition, ownership and disposition of the notes. Unless otherwise stated, this discussion is limited to the tax consequences to those Non-U.S. Holders who are the original beneficial owners of the notes and who hold such notes as capital assets. This discussion does not address specific tax consequences that may be relevant to particular persons (including, for example, pass-through entities (e.g., partnerships) or persons who hold the notes through pass-through entities, banks or financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, persons that have a functional currency other than the U.S. dollar and persons in special situations, such as those who hold notes as part of a straddle, hedge, conversion transaction, or other integrated investment). In addition, this discussion does not describe any tax consequences arising under United States federal gift and estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Department regulations (the “Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.

Prospective purchasers of the notes are urged to consult their tax advisors concerning the United States federal income tax consequences to them of acquiring, owning and disposing of the notes, as well as the application of state, local and foreign income and other tax laws.

For purposes of this discussion, a Non-U.S. Holder is a holder that is not a U.S. person or a partnership. A “U.S. person” means (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) or a partnership created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions, or if the trust was in existence on August 20, 1996, and has properly elected to continue to be treated as a U.S. person. If a partnership holds our notes, the United States federal income tax consequences of payments received by such partnership will in many cases be determined by reference to the status of a partner and the activities of the partnership.

Payments of Interest.    Payments of principal and interest on the notes by us or any of our agents to a Non-U.S. Holder will not be subject to United States federal withholding tax, provided that:

(1)	the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

(2)	the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership; and

(3)	either (A) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address and the certificate is renewed periodically as required by the Treasury Regulations, or (B) the notes are held through certain foreign intermediaries and the beneficial owner of the notes satisfies certification requirements of applicable Treasury Regulations, and in either case, neither we nor our agent has actual knowledge or reason to know that the beneficial owner of the note is a U.S. person. Special certification rules apply to certain Non-U.S. Holders that are entities rather than individuals.

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above (the “Portfolio Interest Exemption”), payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

(1)	IRS Form W-8BEN (or successor form) claiming an exemption from withholding or reduced rate of tax under the benefit of an applicable tax treaty (a “Treaty Exemption”) or

(2)	IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the beneficial owner, each form to be renewed periodically as required by the Treasury Regulations.

If interest on the note is effectively connected with the conduct of a U.S. trade or business of the beneficial owner, the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note will be included in such foreign corporation’s earnings and profits.

Disposition of Notes.    Generally, no withholding of United States federal income tax will be required with respect to any gain realized by a Non-U.S. Holder upon the sale, exchange or other disposition of a note.

A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a note unless (a) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (b) such gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business.

Information Reporting and Backup Withholding

Information reporting and backup withholding will not be required with respect to payments that we make to a Non-U.S. Holder if the Non-U.S. Holder has (i) furnished documentation establishing eligibility for the Portfolio Interest Exemption or a Treaty Exemption (provided that, in the case of a sale of a note by an individual, Form W-8BEN (or successor form) includes a certification that the individual has not been, and does not intend to be, present in the United States for 183 days or more days for the relevant period) or (ii) otherwise establishes an exemption, provided that neither we nor our agent has actual knowledge that the holder is a U.S. person or that the conditions of any exemption are not in fact satisfied. Certain additional rules may apply where the notes are held through a custodian, nominee, broker, foreign partnership or foreign intermediary.

In addition, information reporting and backup withholding will not apply to the proceeds of the sale of a note made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that the Non-U.S. Holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

IRS Circular 230 Disclosure

Any U.S. federal tax advice contained in this prospectus supplement is not intended or written to be used, and cannot be used, for the purpose of avoiding tax penalties under the Code. This advice was written in connection with the promotion and marketing of the notes. Prospective purchasers of the notes should seek advice based on their particular circumstances from an independent tax advisor.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “—Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus or an accompanying prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•	all references in this prospectus or an accompanying prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes , except as provided below in “—Certificated Debt Securities.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream,

Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be avail-able in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear has agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•	we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the trustee or we are unable to locate a qualified successor within 90 days;

•	an event of default has occurred and is continuing under the indenture; or

•	we, at our option, elect to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus or an accompanying prospectus supplement to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus or an accompanying prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

UNDERWRITING

Goldman, Sachs & Co. and Bear, Stearns & Co. Inc., are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Senior Notes
Goldman, Sachs & Co.	$
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.

Total		$400,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if any of them are purchased.

The underwriters propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to         % of the principal amount. The underwriters may allow, and dealers may re-allow, a concession not to exceed         % of the principal amount to other dealers. After the initial offerings, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note	1.00%

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

We estimate that our total expenses of this offering will be approximately $400,000. The underwriters have agreed to reimburse us for a portion of those expenses. Certain of the underwriters and their affiliates have performed various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates. Certain of the underwriters or their affiliates are lenders and/or agents under our 2006 Credit Facility. They have received (or will receive) customary fees and commissions for these transactions. Anne M. Mulcahy, Chairman and Chief Executive Officer of Xerox Corporation, is a Director of Citigroup Inc., the parent company of Citigroup Global Markets Inc. Ann N. Reese, a Director of Xerox Corporation, is a Director of Merrill Lynch & Co., Inc., the parent company of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of the notes in excess of the amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. The underwriters must close out any short position by purchasing the notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of notes to the public in that Member State, except that it may, with effect from and including such date, make an offer of notes to the public in that Member State:

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the notes to be offered by Xerox will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Cahill Gordon & Reindel LLP, New York, New York, will pass upon certain matters for the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the prospectus and/or this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

XEROX CORPORATION

$2,500,000,000

Debt Securities

Convertible Debt Securities

Preferred Stock

Convertible Preferred Stock

Common Stock

Warrants to Purchase Debt Securities, Preferred Stock, Common Stock

Depositary Shares

Securities Purchase Contracts

Securities Purchase Units

Guarantees of Debt Securities

WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN

SUPPLEMENTS TO THIS PROSPECTUS.

YOU SHOULD READ THIS PROSPECTUS, INCLUDING THE RISK FACTORS

BEGINNING ON PAGE 2, AND ANY SUPPLEMENT

CAREFULLY BEFORE YOU INVEST.

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the trading symbol “XRX.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2004.

XEROX CORPORATION

Xerox Corporation is a leader in the global document market, developing, manufacturing, marketing, servicing and financing a complete range of document equipment, software, solutions and services. We operate in over 130 countries worldwide, and distribute our products in the Western Hemisphere through divisions, wholly-owned subsidiaries and third-party distributors. In Europe, Africa, the Middle East, India and parts of Asia, we distribute our products through Xerox Limited and related companies. We had approximately 62,800 employees at September 30, 2003.

The document industry is undergoing a fundamental transformation, including the continued transition from older light-lens devices to digital technology, the transition from black and white to color, the management of publishing and printing jobs over the internet, the use of variable data to create customized documents, increased reliance on outsourcing and the increase in mobile workers utilizing hand-held devices. Documents are increasingly created and stored in digital electronic form and the internet is increasing the amount of information that can be accessed in the form of electronic documents. We believe these trends play to the strengths of our product and service offerings and represent opportunities for future growth. Two important areas for growth include color and services and solutions that tailor our product and service offerings to solve industry specific customer problems.

We develop document technologies, systems, solutions and services intended to improve our customers’ work processes and business results. Our success rests on our ability to understand our customers’ needs and provide innovative document management solutions and services that deliver value to them. We deliver value to customers by leveraging our core competencies in technology, document knowledge, global sales and service, brand reputation and value added solutions across our three core markets—high-end production environments, small to large networked offices and services.

We compete in both monochrome (i.e. black and white) and color markets by providing the industry’s broadest range of document products, solutions and services. Our products include printing and publishing systems, digital multi-function devices (which can print, copy, scan and fax) and digital copiers, laser and solid ink printers, fax machines, document-management software, and supplies such as toner, paper and ink. We also provide software and solutions that can improve document access for mobile workers and help businesses easily print books or create personalized documents for their customers. In addition, we provide a range of comprehensive document management services, such as operating in-house production centers, developing online document repositories and analyzing how customers can most efficiently create and share documents in the office.

Xerox is a New York corporation and our principal executive offices are located at 800 Long Ridge Road, P.O. Box 1600, Stamford, Connecticut 06904-1600. Our telephone number is (203) 968-3000.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus and any prospectus supplement before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading price of our securities could decline, and you might lose all or part of your investment.

This prospectus contains forward-looking statements made as of the date of this prospectus regarding our expected performance that involve certain risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We face significant competition and our failure to compete successfully could adversely affect our results of operations and financial condition.

We operate in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. Our competitors range from large international companies to relatively small firms. Some of the large international companies have significant financial resources and compete with us globally to provide document processing products and services in each of the markets we serve. We compete primarily on the basis of technology, performance, price, quality, reliability, brand, distribution and customer service and support. Our success in future performance is largely dependent upon our ability to compete successfully in the markets we currently serve and to expand into additional market segments. To remain competitive, we must develop new products and services and periodically enhance our existing offerings. If we are unable to compete successfully, we could lose market share and important customers to our competitors and that could materially adversely affect our results of operations and financial condition.

We need to successfully develop and market new product lines in order to maintain our market share.

Color printing and copying represents an important and growing segment of the market. A significant part of our strategy and ultimate success in this changing market is our ability to develop and market technology that produces color prints and copies quickly, easily and at reduced cost. Our continuing success in this strategy depends on our ability to make the investments and commit the necessary resources in this highly competitive market, as well as the pace of color adoption by our existing and prospective customers. If we are unable to develop and market advanced color technologies, we may be unable to capture these opportunities and it could materially adversely affect our results of operations and financial condition.

Our profitability is dependent upon our ability to obtain adequate pricing for our products.

Our success depends on our ability to obtain adequate pricing for our products and services which provides a reasonable return to our shareholders. Depending on competitive market factors, future prices we obtain for our products and services may decline from previous levels. In addition, pricing actions to offset the effect of currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition.

The level of our customer financing activities is dependent on our credit ratings and maintaining our third party financing arrangements.

The long-term viability and profitability of our customer financing activities is dependent, in part, on our ability to borrow and the cost of borrowing in the credit markets. This ability and cost, in turn, is dependent on our credit ratings. We are currently funding much of our customer financing activity through third-party financing arrangements, including several with General Electric Capital Corporation (GECC) in various geographies, cash generated from operations, cash on hand, capital markets offerings and securitizations. There is no assurance that we will be able to continue to fund our customer financing activity at present levels. We continue to negotiate and implement third-party vendor financing programs and actively pursue alternative forms of financing including securitizations and secured borrowings. Our ability to continue to offer customer financing and be successful in the placement of equipment with customers is largely dependent upon maintaining our third party financing arrangements.

Our profitability is dependent upon our ability to maintain an efficient operation.

Our ability to sustain and improve profit margins is largely dependent on our ability to continue to improve the cost efficiency of our operations through such programs as Lean Six Sigma and, to a lesser extent, our ability to successfully complete information technology initiatives. If we are unable to achieve productivity improvements through design efficiency and supplier and manufacturing cost improvements and information technology initiatives, our ability to offset labor cost inflation, potential materials cost increases and competitive price pressures would be impaired, all of which could materially adversely affect our results of operations and financial condition.

Our business, results of operations and financial condition may be negatively impacted by economic conditions abroad, including fluctuating foreign currencies and shifting regulatory schemes.

We derive approximately 40 percent of our revenue from operations outside of the United States. In addition, we manufacture or acquire many of our products and/or their components from outside the United States. Our future revenues, costs and results from operations could be affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country’s political conditions, trade protection measures, licensing requirements and local tax issues. We generally hedge foreign currency denominated assets and liabilities, primarily through the use of currency derivative contracts. The use of these derivative contracts mitigates volatility in our results of operations.

If we fail to successfully develop new technologies, we may be unable to retain and gain customers and our results of operations and financial condition could be adversely affected.

The process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers’ changing needs and emerging technological trends. We must make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide desired returns from these investments. If we fail to accurately anticipate and meet our customers’ needs through the development of new products or if our new products are not widely accepted, we could lose our customers and that could materially adversely affect our results of operations and financial condition.

Our results of operations and financial condition may be negatively impacted by revenue trends.

Our ability to return to and maintain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of our worldwide equipment placements, as well as sales of services and supplies occurring after the initial equipment placement (post sale revenue) in the key growth markets of color and multifunction devices. We expect that revenue growth can be further enhanced through our consulting services in the areas of document, content and knowledge management. The ability to achieve growth in our equipment placements is subject to the successful implementation of our initiatives to provide advanced systems, industry-oriented global solutions and services for major customers, improved direct sales productivity and expansion of our indirect distribution channels in the face of global competition and pricing pressures. Our ability to increase post sale revenue is largely dependent on our ability to increase equipment placements, equipment utilization and color adoption. Equipment placements typically occur through leases with original terms of three to five years. There will be a lag between the increase in equipment placement and an increase in post sale revenues. The ability to grow our customers’ usage of our products may continue to be adversely impacted by the movement towards distributed printing and electronic substitutes and the impact of lower equipment placements in prior periods. If we are unable to return to and maintain a consistent trend of revenue growth, it could materially adversely affect our results of operations and financial condition.

If we are unable to continue to sustain our cost base at or below the current level and maintain process and systems changes, it could adversely affect our results of operations and financial condition.

Since early 2000, we have engaged in a series of restructuring programs related to downsizing our employee base, exiting certain businesses, outsourcing some internal functions and engaging in other actions designed to reduce our cost structure. These initiatives have resulted in more than $1 billion in annualized cost savings. If we are unable to continue to sustain our cost base at or below the current level and maintain process and systems changes resulting from the restructuring actions, it could materially adversely affect our results of operations and financial condition.

Our substantial debt could adversely affect our financial health and pose challenges for conducting our business.

We have and will continue to have a substantial amount of debt and other obligations. As of September 30, 2003, we had $11.814 billion of total debt ($4.082 billion of which is secured by finance receivables) and $1.720 billion of mandatory redeemable preferred securities. Cash and cash equivalents were $2.270 billion at September 30, 2003.

Our substantial debt and other obligations could have important consequences. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing for future working capital, capital expenditures, acquisitions and other general corporate requirements;

•	increase our vulnerability to interest rate fluctuations because a portion of our debt has variable interest rates;

•	require us to dedicate a substantial portion of our cash flows from operations to service debt and other obligations thereby reducing the availability of our cash flows from operations for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	become due and payable upon a change in control.

If new debt is added to our current debt levels, these related risks could increase.

Any failure to be in compliance with any material provision or covenant of the existing credit facility, the indentures governing our outstanding Senior Notes or the GECC loan agreement could have a material adverse effect on our liquidity, results of operations and financial condition.

The adequacy of our liquidity depends on our ability to successfully generate positive cash flow from an appropriate combination of efficient operations and improvements therein, financing from third parties, access to capital markets and additional asset sales, including sales or securitizations of our receivables portfolios. On June 25, 2003, we completed a $3.6 billion recapitalization (the “Recapitalization”) that included the offering and sale of 9.2 million shares of 6.25 percent Series C Mandatory Convertible Preferred Stock, 46 million shares of Common Stock, $700 million of 7-1/8 percent Senior Notes due 2010 and $550 million 7-5/8 percent Senior

Notes due 2013 and the closing of our new $1.0 billion credit agreement which matures on September 30, 2008 (the “2003 Credit Facility”). The 2003 Credit Facility consists of a fully drawn $300 million term loan and a $700 million revolving credit facility (which includes a $200 million sub-facility for letters of credit). With $2.3 billion of cash and cash equivalents on hand at September 30, 2003 and borrowing capacity under our 2003 Credit Facility of $700 million less $78 million utilized for letters of credit, we believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating cash flow requirements as they occur and to satisfy all scheduled debt maturities for at least the next twelve months; however, our ability to maintain positive liquidity going forward depends on our ability to generate cash from operations and access to the financial markets, both of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

The 2003 Credit Facility contains affirmative and negative covenants including limitations on: issuance of debt and preferred stock; investments and acquisitions; mergers; certain transactions with affiliates; creation of liens; asset transfers; hedging transactions; payment of dividends and certain other payments and intercompany loans. The 2003 Credit Facility contains financial maintenance covenants, including minimum EBITDA, as defined, maximum leverage (total adjusted debt divided by EBITDA), annual maximum capital expenditures limits and minimum consolidated net worth, as defined. The indentures governing our outstanding senior notes contain several affirmative and negative covenants. The senior notes do not, however, contain any financial maintenance covenants. Our U.S. loan agreement with GECC (effective through 2010) relating to our vendor financing program (the “Loan Agreement”) provides for a series of monthly secured loans up to $5 billion outstanding at any one time. As of September 30, 2003, $2.4 billion was outstanding under this Loan Agreement. The Loan Agreement, as well as similar loan agreements with GE in the U.K. and Canada, incorporates the financial maintenance covenants contained in the 2003 Credit Facility and contains other affirmative and negative covenants.

At September 30, 2003, we were in full compliance with the covenants and other provisions of the 2003 Credit Facility, the senior notes and the Loan Agreement and expect to remain in full compliance for at least the next twelve months. Any failure to be in compliance with any material provision or covenant of the 2003 Credit Facility or the senior notes could have a material adverse effect on our liquidity, results of operations and financial condition. Failure to be in compliance with the covenants in the Loan Agreement, including the financial maintenance covenants incorporated from the 2003 Credit Facility, would result in an event of termination under the Loan Agreement and in such case GECC would not be required to make further loans to us. If GECC were to make no further loans to us, it would materially adversely affect our liquidity and our ability to fund our customers’ purchases of our equipment and this could materially adversely affect our results of operations.

Our business, results of operations and financial condition may be negatively impacted by legal and regulatory matters.

We have various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being a defendant in numerous litigation and regulatory matters involving securities law, patent law, environmental law, employment law and the Employee Retirement Income Security Act (ERISA), as discussed in Note 10 to our Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which is incorporated by reference herein. As required by Statement of Financial Accounting Standards No. 5 “Accounting for Contingencies,” we determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We assess potential liability by analyzing our litigation and regulatory matters using available information. We develop our views on estimated losses in consultation with outside counsel handling our defense in these matters, which involves an analysis of potential results, assuming a combination of litigation and settlement strategies. Should developments in any of our legal matters cause a change in our determination as to an unfavorable outcome and result in the need to recognize a material accrual, or should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on our results of operations, cash flows and financial position in the period or periods in which such change in determination, judgment or settlement occurs.

An active trading market may not develop for any securities that we may issue hereunder.

Any securities, other than our common stock, issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. If there is no active market, you may not be able to sell your securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of Xerox for the periods indicated.

	Nine months ended September 30,		Year ended December 31,
	2003	2002	2002	2001	2000		1999	1998
Ratio of earnings to fixed charges (1)	1.16	1.26	1.14	1.33	*		2.22	*
Ratio of earnings to combined fixed charges and preferred stock dividends (1)	1.08	1.16	1.06	1.32	*	*	2.11	*	*

(1)	Refer to Exhibit 12 to each of our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 for the computation of this ratio.
*	Earnings for the years ended December 31, 2000 and 1998 were inadequate to cover fixed charges. The coverage deficiency was $385 million and $22 million, respectively.
**	Earnings for the years ended December 31, 2000 and 1998 were inadequate to cover combined fixed charges and preferred stock dividend requirements. The coverage deficiency was $438 million and $78 million, respectively.

THE SECURITIES WE MAY OFFER

This prospectus is part of a shelf registration statement. Under the shelf registration statement, we may offer from time to time up to $2,500,000,000 of any of the following securities, either separately or in units:

•	debt securities;

•	convertible debt securities;

•	preferred stock;

•	convertible preferred stock;

•	common stock;

•	warrants to purchase debt securities, preferred stock or common stock;

•	depositary shares;

•	securities purchase contracts;

•	securities purchase units; and

•	guarantees of our debt securities.

USE OF PROCEEDS

Unless we state differently in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement(s) for general corporate purposes.

DESCRIPTION OF THE DEBT SECURITIES,

CONVERTIBLE DEBT SECURITIES AND GUARANTEES

We may offer unsecured general obligations, which may be senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”). The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” We also may offer convertible debt securities. The senior debt securities will have the same rank as all our other unsecured, unsubordinated debt. The subordinated debt securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be entitled to payment only after payment on our Senior Indebtedness (as described below). The subordinated debt securities will be effectively subordinated to creditors (including trade creditors) and our preferred stockholders and those of our subsidiaries.

The senior debt securities and any related guarantees may be issued under the indenture dated June 25, 2003 between us and Wells Fargo Bank Minnesota, National Association or may be issued under a senior indenture to be entered into between us and the trustee named in the prospectus supplement. The subordinated debt securities and any related guarantees will be issued under a subordinated indenture to be entered into between us and the trustee named in the prospectus supplement. We have summarized certain general features of the debt securities from the indenture. A form of each of a senior indenture and a subordinated indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following summary is of certain provisions of the form of senior indenture and this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the senior indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”), as amended. If we issue any subordinated debt securities, the description of those securities and the subordinated indenture will be set forth in the related prospectus supplement.

The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	indenture under which the debt securities are issued;

•	applicable subordination provisions, if any;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	conversion or exchange features;

•	any covenants applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	whether securities issued by Xerox will be entitled to the benefits of the guarantees or any other form of guarantee; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities which are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

Any senior or subordinated debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

We expect the following provisions to apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of Xerox, the trustee for the debt securities, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Definitive debt securities of any series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.

Events of Default, Notice and Waiver

The following events are defined in the indenture as “Events of Default” with respect to a series of debt securities:

(1) the failure to pay interest on debt securities of such series when the same becomes due and payable and the default continues for a continuous period of 30 days;

(2) the failure to pay the principal on debt securities of such series, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase debt securities of such series tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 90 days after we receive written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of such series (except in the case of a default with respect to the “Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of Xerox or any Restricted Subsidiary of Xerox, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time;

(5) one or more judgments for the payment of money in an aggregate amount in excess of the lesser of (i) $75.0 million or (ii) the highest amount of one or more judgments that would result in a Default or an Event of Default under any other indenture pursuant to which Xerox or any of its Restricted Subsidiaries has issued Capital Markets Debt (in each case excluding any amounts adequately covered by insurance from a solvent and unaffiliated insurance company), shall have been rendered against Xerox or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 90 days after such judgment or judgments become final and non-appealable;

(6) any Guarantee of any Guarantor relating to such debt securities ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the indenture and such Guarantee); or

(7) certain events of bankruptcy affecting Xerox or any of its Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to Xerox) shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of the affected series under the indenture may declare the principal of and accrued interest on all the debt securities of such series under the indenture to be due and payable by notice in writing to Xerox and the trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (7) above with respect to Xerox occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding debt securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The indenture will provide that, at any time after a declaration of acceleration with respect to a series of debt securities as described in the preceding paragraph, the holders of a majority in principal amount of debt securities of such series under the indenture may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if Xerox has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The holders of a majority in principal amount of the debt securities of the affected series under the indenture may waive any existing Default or Event of Default under such series, and its consequences, except a default in the payment of the principal of or interest on any debt securities of such series.

Holders of the debt securities may not enforce the indenture or the debt securities except as provided in the indenture and under the TIA. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding debt securities of any affected series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Under the indenture, Xerox is required to provide an officers’ certificate to the trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

Xerox may, at its option and at any time, elect to have its and the Guarantors’ obligations discharged with respect to any series of the outstanding debt securities (“Legal Defeasance”). Such Legal Defeasance means that Xerox shall be deemed to have paid and discharged the entire indebtedness represented by such series of outstanding debt securities, except for:

(1) the rights of holders of such series to receive payments in respect of the principal of, premium, if any, and interest on such series of debt securities when such payments are due from the trust fund referred to below;

(2) Xerox’s obligations with respect to such series of debt securities concerning issuing temporary debt securities, issuing debt securities to replace mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the trustee and Xerox’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, Xerox may, at its option and at any time, elect to have its obligations released with respect to certain covenants (other than, among others, the covenant to make payments in respect of the principal, premium, if any, and interest on the debt securities) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the applicable series of the debt securities. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the debt securities. We may exercise our Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) We must irrevocably deposit with the trustee, in trust for the benefit of the holders of the applicable series of debt securities, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the applicable debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a) Xerox has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the applicable holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Xerox shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the applicable holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which Xerox or any of its Subsidiaries is a party or by which Xerox or any of its Subsidiaries is bound;

(6) Xerox shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by Xerox with the intent of preferring the holders over any other creditors of Xerox or with the intent of defeating, hindering, delaying or defrauding any other creditors of Xerox or others;

(7) Xerox shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all debt securities not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Xerox.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights of transfer or exchange of the applicable debt securities, as expressly provided for in the indenture) as to all outstanding debt securities of any series under the indenture when:

(1) either:

(a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by Xerox and thereafter repaid to Xerox or discharged from such trust) have been delivered to the trustee for cancellation; or

(b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable within one year or as a result of a mailing of a notice of redemption and Xerox has irrevocably deposited or caused to be deposited with the trustee cash or non-callable U.S. government obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on such debt securities to the date of deposit together with irrevocable instructions from Xerox directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) Xerox has paid all other sums payable under the indenture in respect of such debt securities by Xerox; and

(3) Xerox has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture in respect of such debt securities have been complied with.

Modification of the Indenture

From time to time, Xerox, the Guarantors and the trustee, without the consent of the holders of debt securities of any series, may amend the indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, complying with the covenant described under “—Certain Covenants Applicable at All Times—Merger, Consolidation and Sale of Assets,” complying with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the indenture under the TIA and making any change that does not adversely affect the rights of any holder of such debt securities in any material respect. Other modifications and amendments of the indenture as it applies to a series of debt securities may be made with the consent of the holders of a majority in principal amount of the then outstanding debt securities of such series, except that, without the consent of each holder affected thereby, no amendment may:

(1) reduce the amount of debt securities whose holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or reduce the redemption price therefor;

(4) make any debt securities payable in money other than that stated in the debt securities;

(5) make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on such debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of debt securities to waive Defaults or Events of Default;

(6) after our obligation to purchase debt securities arises thereunder, amend, change or modify in any material respect the obligation of Xerox to make and consummate a Change of Control Offer in the event of a Change of Control or, after such Change of Control has occurred, modify any of the provisions or definitions with respect thereto; provided, that for purposes of this provision, a Change of Control shall not be deemed to have occurred upon the entering into or execution of any agreement or instrument notwithstanding that the consummation of the transactions contemplated by such agreement or instrument would result in a Change of Control as defined in the indenture if such agreement or instrument expressly provides that it shall be a condition to closing thereunder that the holders of the debt securities shall have waived the Change of Control on or prior to such closing unless and until such condition is waived by the parties to such agreement or instrument or the Change of Control has actually occurred;

(7) release any Guarantor from its Guarantee except as provided in the indenture; or

(8) modify or change any provision of the indenture or the related definitions affecting the ranking of the debt securities in a manner which adversely affects the holders.

Governing Law

The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York, and any successor statute or statutes).

Convertibility

Debt securities may be convertible into or exchangeable for our common stock or preferred stock. The prospectus supplement will describe the terms of any conversion rights.

Provisions Applicable Only To Senior Debt Securities

Ranking

The senior debt securities and the subsidiary guarantees will be unsecured obligations, and will rank pari passu with all other unsecured and unsubordinated debt of the issuer.

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require that Xerox purchase all or a portion (equal to $1,000 and integral multiples thereof) of such holder’s debt securities pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount of the debt securities repurchased plus accrued and unpaid interest to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, Xerox must send, or cause the trustee to send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have debt securities purchased pursuant to a Change of Control Offer will be required to surrender the debt securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the debt securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

Xerox will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Xerox and purchases all debt securities validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the Change of Control purchase price for all the debt securities that might be delivered by holders seeking to accept the Change of Control Offer. In the event Xerox is required to purchase outstanding debt securities pursuant to a Change of Control Offer, Xerox expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Xerox would be able to obtain such financing. In addition, there can be no assurance that Xerox will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may in the future prohibit the offer.

Neither our Board of Directors nor the trustee may waive the covenant relating to a holder’s right to redemption upon a Change of Control. Restrictions in the indenture described herein on the ability of Xerox and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Xerox, whether favored or opposed by the management of Xerox. There can be no assurance that Xerox or the acquiring party will have sufficient financial resources to effect a Change of Control Offer. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Xerox or any of its Subsidiaries by the management of Xerox. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of debt securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the indenture by virtue thereof.

The “Change of Control” provisions described above will apply during any Suspension Period.

Suspension Period

During each Suspension Period, the provisions of the indenture described under “Certain Covenants That Will Cease To Apply During Suspension Period” will not apply. The provisions of the indenture described under “Certain Covenants Applicable at All Times” will apply at all times during any Suspension Period so long as any debt securities remain outstanding thereunder.

“Suspension Period” means any period (a) beginning on the date that;

(1) the applicable series of debt securities has Investment Grade Status; provided that prior to the assignment of the ratings contemplated by the definition of “Investment Grade Status,” Xerox has advised Moody’s and S&P that the covenants under “Certain Covenants That Will Cease To Apply During Suspension Period” will not apply during such Suspension Period;

(2) no Default or Event of Default has occurred and is continuing; and

(3) Xerox has delivered an officers’ certificate to the trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied;

and (b) ending on the date (the “Reversion Date”) that the applicable series of debt securities ceases to have the applicable ratings from both Moody’s and S&P specified in the definition of “Investment Grade Status.”

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on Issue Date and classified as permitted under clause (4) of the definition of “Permitted Indebtedness.”

For purposes of calculating the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of the “Limitation on Restricted Payments” covenant, calculations under that clause will be made with reference to December 31, 2001 as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (15) under the second paragraph under the “Limitation on Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (iii) of such covenant; provided that such reduction by itself shall not cause the amount available to be made as Restricted Payments under clause (iii) of such covenant on the Reversion Date to be reduced to below an amount equal to $75.0 million per calendar year, provided further that such amount shall be pro rated only for the number of calendar days between the Reversion Date and the earlier of (A) the end of the calendar year in which the Reversion Date occurs and (B) June 15, 2013 and (y) the items specified in subclauses (v) through (z) of clause (iii) of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (iii) of such covenant. Any Restricted Payments made during the Suspension Period that (i) are of the type described in clauses (4), (8), (13) or (14) under the second paragraph of the “Limitations on Restricted Payments” covenant or (ii) that would have been made pursuant to clause (15) of the second paragraph under such covenant if such covenant were then applicable shall reduce the amounts permitted to be incurred under such clause (4), (8), (13), (14) or (15), as the case may be, on the Reversion Date.

For purposes of the “Limitation on Asset Sales” covenant, on the Reversion Date, the unutilized Net Proceeds Offer Amount will be reset to zero.

Certain Covenants That Will Cease To Apply During Suspension Period

Set forth below are summaries of certain covenants contained in the indenture that will apply at all times except during any Suspension Period.

Limitation on Incurrence of Additional Indebtedness. (a) Xerox will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”)

any Indebtedness (other than Permitted Indebtedness); provided, however, that Xerox or any Finance SPE may incur Indebtedness (including, without limitation, Acquired Indebtedness), if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Xerox is greater than 2.25 to 1.0.

(b) Xerox will not, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of Xerox, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the debt securities to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Xerox.

Limitation on Restricted Payments. Xerox will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Xerox) on or in respect of shares of Xerox’s or any Restricted Subsidiary’s Capital Stock to holders of such Capital Stock in their capacity as such, other than dividends, payments or distributions payable to Xerox or any Restricted Subsidiary of Xerox (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, dividends or distributions payable to the other equity holders of such Restricted Subsidiary on a pro rata basis);

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Xerox or any Restricted Subsidiary (other than (x) in exchange for Qualified Capital Stock of Xerox, or (y) Capital Stock of a Restricted Subsidiary held by Xerox or another Restricted Subsidiary) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or make any payments with respect to Synthetic Purchase Agreements;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”) (and for the avoidance of doubt, Permitted Investments shall not be Restricted Payments), if at the time of such Restricted Payment or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing; or

(ii) Xerox is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to December 31, 2001 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by Xerox) shall exceed the sum, without duplication (the “Restricted Payments Basket”), of:

(u) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Xerox earned subsequent to December 31, 2001 and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(v) 100% of the aggregate net cash proceeds received by Xerox from any Person (other than a Subsidiary of Xerox) from the issuance and sale subsequent to December 31, 2001 and on or prior to the Reference Date of Qualified Capital Stock of Xerox or warrants, options or other rights to acquire Qualified Capital Stock of Xerox (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

(w) 100% of the aggregate net cash proceeds of any equity contribution received by Xerox from a holder of Xerox’s Capital Stock; plus

(x) 100% of the aggregate settlement value of Qualified Capital Stock issued by Xerox in respect of the settlement of pending or threatened litigation; plus

(y) the amount by which Indebtedness of Xerox (other than the Convertible Subordinated Debentures) is reduced on Xerox’s balance sheet upon the conversion or exchange (other than by a Subsidiary of Xerox) subsequent to December 31, 2001 of such Indebtedness for Qualified Capital Stock of Xerox (less the amount of any cash, or the fair value of any other property, distributed by Xerox upon such conversion or exchange); plus

(z) without duplication, the sum of:

(1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to December 31, 2001 whether through interest payments, principal payments, dividends or other distributions or payments;

(2) the net cash proceeds received by Xerox or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of Xerox); and

(3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to December 31, 2001.

Notwithstanding the foregoing, the provisions set forth in the preceding paragraphs do not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) the acquisition of any shares of Capital Stock of Xerox or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, either (i) solely in exchange for shares of Qualified Capital Stock of Xerox or any warrants, rights or options to purchase or acquire shares of any class of Qualified Capital Stock of Xerox or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Xerox) of shares of Qualified Capital Stock of Xerox;

(3) the repurchase, redemption or other repayment of any Subordinated Indebtedness or Preferred Stock permitted to be issued pursuant to clause (2) of the definition of “Permitted Indebtedness” either (i) solely in exchange for shares of Qualified Capital Stock of Xerox or any warrants, rights or options to purchase or acquire shares of any class of Qualified Capital Stock of Xerox or other Subordinated Indebtedness of Xerox that is Refinancing Indebtedness, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Xerox) of (a) shares of Qualified Capital Stock of Xerox or (b) other Subordinated Indebtedness of Xerox that is Refinancing Indebtedness;

(4) (x) the repurchase or other acquisition of shares of Qualified Capital Stock of Xerox or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock, from employees, former employees, directors or former directors of Xerox or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Qualified Capital Stock or (y) the redemption or repayment of any outstanding de minimis

Subordinated Indebtedness; provided that the aggregate amount paid under clauses (x) and (y) combined does not exceed $25.0 million since January 17, 2002;

(5) the declaration and payment of dividends or distributions by Xerox or any of its Restricted Subsidiaries on Preferred Stock so long as (a) no Event of Default has occurred and is continuing, (b) such Preferred Stock is otherwise permitted to be issued under the indenture and (c) such dividends or distributions are included in Consolidated Fixed Charges;

(6) the redemption of Preferred Stock of Xerox or any Restricted Subsidiary (other than the Convertible Trust Preferred Securities) outstanding as of the Issue Date at any final scheduled or other mandatory redemption date thereof as in effect on the Issue Date;

(7) any repurchase of the Convertible Trust Preferred Securities upon the exercise by the holders thereof of any right to require such Restricted Subsidiary to purchase such securities through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Xerox) of an issuance of, or solely in exchange for, either (x) junior subordinated debentures of Xerox that are subordinated to the debt securities pursuant to a written agreement that is, taken as a whole, no less restrictive to the holders of such junior subordinated debentures than the subordination terms of the junior subordinated debentures into which such Convertible Trust Preferred Securities are exchangeable and have a maturity (including pursuant to any sinking fund obligation, mandatory redemption or right of repurchase at the option of the holder or otherwise) no earlier that the final maturity of the debt securities and that have the benefit of covenants that are, taken as a whole, no more restrictive than the covenants in the indenture or (y) Qualified Capital Stock of Xerox or any warrants, rights or options to purchase or acquire shares of any class of Qualified Capital Stock of Xerox;

(8) the redemption of Xerox’s Series B Convertible Preferred Stock as and when required by the terms of the Xerox Corporation Employee Stock Ownership Plan, 2000 Restatement dated March 17, 2000, as amended, provided that the aggregate amount paid pursuant to this clause (8) since the Issue Date does not exceed $50.0 million;

(9) upon the occurrence of a Change of Control and after the completion of the offer to repurchase of debt securities as described under “Change of Control” above (including the purchase of all debt securities tendered), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Indebtedness required under the terms of such Subordinated Indebtedness as a result of such Change of Control;

(10) payments to holders of Capital Stock (or to the holders of Indebtedness or Disqualified Capital Stock that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;

(11) the payment of consideration by a Person other than Xerox or a Subsidiary to equity holders of Xerox;

(12) the transactions with any Person (including any Affiliate of Xerox) described in clause (1) of the third paragraph of the “Transaction with Affiliates” covenant and the funding of any obligations in connection therewith;

(13) (a) the repurchase or redemption by any Restricted Subsidiary of its own Capital Stock or the purchase by Xerox of the Capital Stock of any Restricted Subsidiary in order to acquire all or a portion of the minority interest in such Restricted Subsidiary and (b) Investments in a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, in order to (i) maintain Xerox’s present direct or indirect ownership percentage in such Restricted Subsidiary in the event of a mandatory capital call or (ii) acquire all or a portion of the minority interest in such Restricted Subsidiary; provided that the amount of all Restricted Payments made pursuant to this clause (13) in Restricted Subsidiaries that have not at any time become 100% directly or indirectly owned by Xerox, does not exceed $75.0 million in the aggregate since the Issue Date;

(14) mandatory prepayments of Subordinated Indebtedness;

(15) payments in respect of Subordinated Indebtedness, the payment of which has been accelerated, in an amount taken together with all other payments made pursuant to this clause (15) since the Issue Date not to exceed $75.0 million; and

(16) other Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments pursuant to this clause (16), does not exceed $35.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to January 1, 2002 in accordance with clause (iii) of the second preceding paragraph, amounts expended pursuant to clauses (1), (4), (13), (14) and (15) of the immediately preceding paragraph shall be included in such calculation. No issuance and sale of Qualified Capital Stock pursuant to clause (2) or (3) of the immediately preceding paragraph shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Limitation on Asset Sales. Xerox will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Xerox or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by Xerox or such Restricted Subsidiary);

(2) at least 75% of the consideration received by Xerox or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that the amount of any Pari Passu Indebtedness or other unsubordinated liability of Xerox or any Indebtedness or other liability of a Restricted Subsidiary that is assumed by the transferee of any such assets shall be deemed to be cash for the purposes of this provision; and

(3) upon the consummation of an Asset Sale, Xerox shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof:

(a) (i) to repurchase or otherwise acquire any Pari Passu Indebtedness pursuant to any exercise by the holders thereof of the right to require the issuer thereof to repurchase or acquire such Pari Passu Indebtedness prior to its scheduled maturity or scheduled repayment, (ii) to prepay, repay, repurchase, redeem, defease or otherwise acquire or retire for value, on or prior to any scheduled maturity, repayment or amortization that portion of Pari Passu Indebtedness of Xerox to the extent that such Pari Passu Indebtedness has a stated maturity, scheduled repayment or amortization that has or will become due prior to the final stated maturity of the applicable debt securities, (iii) any Pari Passu Indebtedness under the Credit Agreement (other than Capital Markets Debt), or (iv) any Indebtedness of a Restricted Subsidiary; provided that, in each case under this clause (a), if such Pari Passu Indebtedness was borrowed under the revolving portion of any credit facility, then a permanent reduction in the availability under the revolving portion of such credit facility will be effected;

(b) to make an investment in or expenditures for properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock of any entity) that will be used in the business of Xerox and its Subsidiaries or in businesses reasonably related thereto (“Replacement Assets”) or to fund the cash portion of the Business Effectiveness Actions; and/or

(c) a combination of prepayment and investment permitted by the foregoing subclauses (3)(a) and (3)(b);

provided that, notwithstanding the preceding provisions of this clause (3), if Xerox or any Restricted Subsidiary:

(i) enters into any letter of intent, memorandum of understanding, agreement or other instrument (each, an “Asset Sales Agreement”) after the Issue Date that contemplates one or more Asset Sales by Xerox or such Restricted Subsidiary, and

(ii) after the date of such Asset Sale Agreement and within 365 days immediately prior to the consummation of the Asset Sale(s) pursuant thereto, has applied any cash or Cash Equivalents (other than Net Cash Proceeds from any other Asset Sale) (“Applied Cash”) in any manner permitted by subclause 3(a), 3(b) or 3(c) above, then the amount of Net Cash Proceeds relating to such Asset Sale(s) up to the amount of Applied Cash shall be deemed to have been applied by Xerox or such Restricted Subsidiary in accordance with the provisions of this clause (3).

Pending the application of any Net Cash Proceeds required by this covenant, Xerox or such Restricted Subsidiary may temporarily reduce any short-term loans or any Indebtedness under the revolving portion of any credit facility, including without limitation, under the Credit Agreement, and such temporary reductions shall not result in any permanent reduction in the availability under the revolving portion of such credit facility.

On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of Xerox or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in subclauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in subclauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph or deemed to have been applied pursuant to the proviso to clause (3) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by Xerox or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all holders of applicable debt securities (and holders of other Pari Passu Indebtedness of Xerox to the extent required by the terms thereof) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all such holders (and holders of other Pari Passu Indebtedness of Xerox to the extent required by the terms thereof) on a pro rata basis, that amount of applicable debt securities (and other Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by Xerox or any Restricted Subsidiary of Xerox, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

We may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $75.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $75.0 million, shall be applied as required pursuant to this paragraph).

Notwithstanding the first two paragraphs of this covenant, Xerox and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

(1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

(2) such Asset Sale is for fair market value; provided that any cash or Cash Equivalents received by Xerox or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

Each Net Proceeds Offer will be mailed to the holders of record of applicable debt securities as shown on the register of holders within 45 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their debt securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent the aggregate principal amount of debt securities and other Pari Passu Indebtedness properly tendered exceeds the Net Proceeds Offer Amount, the tendered debt securities and other Pari Passu Indebtedness will be purchased on a pro rata basis based on the amount of debt securities and other Pari Passu Indebtedness tendered. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

Xerox will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of debt securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the indenture, Xerox shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the indenture by virtue thereof.

After consummation of any Net Proceeds Offer, any Net Proceeds Offer Amount not applied to any such purchase may be used by Xerox for any purpose permitted by the other provisions of the indenture.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. Xerox will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual, encumbrance or restriction on the ability of any Restricted Subsidiary of Xerox to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock to Xerox or any Restricted Subsidiary;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to Xerox or any other Restricted Subsidiary of Xerox; or

(3) transfer any of its property or assets to Xerox or any other Restricted Subsidiary of Xerox,

except for such encumbrances or restrictions existing under or by reason of:

(a) applicable law, rules, regulations and/or orders;

(b) the indenture (including, without limitation, any Liens permitted by the indenture);

(c) customary non-assignment provisions of any contract, or any lease or license governing a leasehold interest, of any Restricted Subsidiary of Xerox;

(d) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or any Subsidiary of such Person;

(e) agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined in the good faith judgment of Xerox) in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements or instruments as in effect on the Issue Date;

(f) the Credit Agreement;

(g) Purchase Money Indebtedness incurred in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant that impose restrictions of the nature described in clause (3) above on the property acquired;

(h) any agreement relating to Indebtedness of a Restricted Subsidiary permitted to be incurred under the “Limitation on Incurrence of Additional Indebtedness” covenant;

(i) restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business;

(j) any encumbrance or restriction existing under or by reason of contractual requirements in connection with the Third-Party Vendor Financing Program or any Qualified Receivables Transaction;

(k) pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets or distributions pending consummation of the subject transaction;

(l) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract, (b) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Xerox or any Restricted Subsidiary not otherwise prohibited by the indenture, or (c) contained in security agreements securing Indebtedness of any Restricted Subsidiary to the extent permitted by the indenture and such encumbrance or restrictions restrict the transfer of the property subject to such security agreements;

(m) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e), (g), (h) or (j) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no more restrictive in any material respect than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e), (g), (h) or (j) as determined by Xerox; and

(n) agreements or instruments, including, without limitation, joint venture agreements entered into to facilitate the Business Effectiveness Actions or in connection with Permitted Joint Venture Investments.

Limitations on Transactions with Affiliates.    Xerox will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates (each, an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under the third paragraph of this covenant and (y) Affiliate Transactions on terms that are no less favorable in any material respect than those that might reasonably have been obtained, in the good faith judgment of the Board of Directors of Xerox or the Restricted Subsidiary, as the case may be, in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of Xerox or such Restricted Subsidiary.

Each Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $20.0 million shall be approved by the Board of Directors of Xerox or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

The foregoing paragraphs shall not apply to:

(1) any employment agreement, collective bargaining agreement, employee benefit plan, related trust agreement or any similar arrangement, payment of compensation and fees to, and indemnity provided on behalf of, any present or former employees, officers, directors or consultants, maintenance of benefit programs or arrangements for any present or former employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plan and similar plans, and loans and advances to any present or former employees, officers, directors, consultants and shareholders, in each case entered into by Xerox or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of Xerox or such Restricted Subsidiary, as the case may be;

(2) transactions exclusively between or among Xerox and any of its Restricted Subsidiaries or any joint venture in which Xerox has a Permitted Joint Venture Investment or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the indenture;

(3) any agreement, instrument or arrangement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date as determined by Xerox;

(4) Permitted Investments and Restricted Payments permitted by the indenture;

(5) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of Xerox; and

(6) Permitted Joint Venture Investments and any other transactions contemplated by or to facilitate the Business Effectiveness Actions.

Certain Covenants Applicable at All Times

Set forth below are summaries of certain covenants contained in the indenture that, except as expressly indicated, will apply at all times so long as any debt securities remain outstanding.

Limitation on Liens.    Xerox will not create or suffer to exist, or permit any of its Specified Subsidiaries to create or suffer to exist, any Lien, or any other type of preferential arrangement, upon or with respect to any of its properties (other than “margin stock” as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System), whether now owned or hereafter acquired, or assign, or permit any of its Specified Subsidiaries to assign, any right to receive income, in each case to secure any Indebtedness (other than Indebtedness described in clauses (5) and (8) of the definition of “Indebtedness” herein) without making effective provision whereby all of the debt securities (together with, Xerox shall so determine, any other Indebtedness of Xerox or such Specified Subsidiary then existing or thereafter created which is not subordinate to the debt securities) shall be equally and ratably secured with the Indebtedness secured by such security (provided that any Lien created for the benefit of the holders of the debt securities pursuant to this sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in such provision becoming applicable, unless a Default or Event of Default shall then be continuing); provided, however, that Xerox or its Specified Subsidiaries may create or suffer to exist any Lien or preferential arrangement of any kind in, of or upon any of the properties or assets of Xerox or its Specified Subsidiaries to secure Indebtedness if upon creation of such Lien or arrangement and after giving effect thereto, the aggregate principal amount of Indebtedness secured by Liens would not exceed the greater of (i) $2.0 billion and (ii) 20% of the Consolidated Net Worth of Xerox; and provided, further, that the foregoing restrictions or limitations shall not apply to any of the following:

(1) deposits, liens or pledges arising in the ordinary course of business to enable Xerox or any of its Specified Subsidiaries to exercise any privilege or license or to secure payments of workers’ compensation or unemployment insurance, or to secure the performance of bids, tenders, leases, contracts (other than for the payment of borrowed money) or statutory landlords’ liens or to secure public or statutory obligations or surety, stay or appeal bonds, or other similar deposits or pledges made in the ordinary course of business;

(2) Liens imposed by law or other similar Liens, if arising in the ordinary course of business, such as mechanic’s, materialman’s, workman’s, repairman’s or carrier’s liens, or deposits or pledges in the ordinary course of business to obtain the release of such Liens;

(3) Liens arising out of judgments or awards against Xerox or any of its Specified Subsidiaries in an aggregate amount not to exceed at any time outstanding under this clause (3) the greater of (a) 15% of the Consolidated Net Worth of Xerox or (b) the minimum amount which, if subtracted from such Consolidated Net Worth, would reduce such Consolidated Net Worth below $3.2 billion and, in each case, with respect to which Xerox or such Specified Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, or Liens for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

(4) Liens for taxes if such taxes are not delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, or minor survey exceptions or minor encumbrances, easements or restrictions which do not in the aggregate materially detract from the value of the property so encumbered or restricted or materially impair their use in the operation of the business of Xerox or any Specified Subsidiary owning such property;

(5) Liens in favor of any government or department or agency thereof or in favor of a prime contractor under a government contract and resulting from the acceptance of progress or partial payments under government contracts or subcontracts thereunder;

(6) Liens existing on December 1, 1991;

(7) purchase money liens or security interests in property acquired or held by Xerox or any Specified Subsidiary in the ordinary course of business to secure the purchase price thereof or Indebtedness incurred to finance the acquisition thereof;

(8) Liens existing on property at the time of its acquisition;

(9) the rights of Xerox Credit Corporation relating to a certain reserve account established pursuant to an operating agreement dated as of November 1, 1980, between Xerox and Xerox Credit Corporation;

(10) the replacement, extension or renewal of any of the foregoing; and

(11) Liens on any assets of any Specified Subsidiary of up to $500.0 million incurred since December 1, 1991 in connection with the sale or assignment of assets of such Specified Subsidiary for cash where the proceeds are applied to repayment of Indebtedness of such Specified Subsidiary and/or invested by such Specified Subsidiary in assets which would be reflected as receivables on the balance sheet of such Specified Subsidiary.

In addition, if after January 17, 2002 any Capital Markets Debt of Xerox or any Restricted Subsidiary becomes secured by a Lien pursuant to any provision similar to the covenant in the immediately preceding paragraph, then, for so long as such Capital Markets Debt of Xerox is secured by such Lien (and provided that any Lien created for the benefit of the holders of the debt securities pursuant to this sentence shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in the imposition of the Lien hereunder):

(1) in the case of a Lien securing Subordinated Indebtedness, the debt securities shall be secured by a Lien on the same property as such Lien that is senior in priority to such Lien; and

(2) in all other cases, the debt securities shall be equally and ratably secured by a Lien on the same property as such Lien.

Merger, Consolidation and Sale of Assets.    Xerox will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Xerox to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all Xerox’s assets (determined on a consolidated basis for Xerox and Xerox’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) Xerox shall be the surviving or continuing corporation; or

(b) the Person (if other than Xerox) formed by such consolidation or into which Xerox is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Xerox and of Xerox’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the debt securities and the performance of every covenant of the debt securities and the indenture on the part of Xerox to be performed or observed;

(2) if such transaction or series of related transactions occurs other than during a Suspension Period, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), Xerox or such Surviving Entity, as the case may be, shall either (x) be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph under the “Limitation on Incurrence of Additional Indebtedness” covenant or (y) shall have a Consolidated Fixed Charge Coverage Ratio immediately after such transaction or series of related transactions equal to or greater than Xerox’s Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction or series of related transactions;

(3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) Xerox or the Surviving Entity shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties or assets of one or more Restricted Subsidiaries of Xerox, the Capital Stock of which constitutes all or substantially all the properties and assets of Xerox, shall be deemed to be the transfer of all or substantially all the properties and assets of Xerox.

The indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all the assets of Xerox in accordance with the foregoing, in which Xerox is not the continuing corporation, the successor Person formed by such consolidation or into which Xerox is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Xerox under the indenture and the debt securities with the same effect as if such surviving entity had been named as such.

Notwithstanding the foregoing, Xerox need not comply with clause (2) of the first paragraph of this covenant in connection with (x) a sale assignment, transfer, conveyance or other disposition of assets between or among Xerox and any of its Wholly Owned Restricted Subsidiaries or (y) any merger of Xerox with or into any Wholly Owned Restricted Subsidiary or (z) a merger by Xerox with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Xerox in another jurisdiction.

Subsidiary Guarantees.    If on or after January 17, 2002:

(a) any other Capital Market Debt of Xerox is or becomes guaranteed by any Restricted Subsidiary of Xerox, or

(b) any one or more Wholly Owned Domestic Restricted Subsidiaries (singly or in the aggregate) would at the end of any fiscal quarter constitute a Significant Subsidiary (which term for the purposes of this covenant entitled “Subsidiary Guarantees” shall be limited to any Person that satisfies only the asset criteria set forth in clauses (1) and (2) of paragraph (w) of Rule 1.02 of Regulation S-X under the Exchange Act) (other than (i) Xerox Financial Services, Inc. and each of its Subsidiaries (other than Xerox Credit Corporation) for so long as its respective business is conducted in a manner similar to that on January 17, 2002, (ii) Xerox Credit Corporation or any other Restricted Subsidiary of Xerox, in each case so long as it is primarily a special purpose financing vehicle of Xerox or its Restricted Subsidiaries (a “Financing Subsidiary”) or any holding company whose principal asset is Capital Stock of a Financing Subsidiary or (iii) any Domestic Restricted Subsidiary so long as its primary asset is Capital Stock of one or more Foreign Subsidiaries and/or its primary asset is Indebtedness of one or more Foreign Subsidiaries or any combination of the foregoing), then, if such Restricted Subsidiary is not already a Guarantor, Xerox shall cause, in the case of (a), such Restricted Subsidiary that is guaranteeing Company Capital Markets Debt, and, in the case of (b), such Domestic Restricted Subsidiar(ies), to execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Person shall fully and unconditionally guarantee all Xerox’s obligations under the debt securities and the indenture on the terms set forth in the indenture.

Any Guarantee executed pursuant to clause (a) of the immediately preceding paragraph (including, without limitation, any guarantee of the debt securities issued as of the Issue Date) shall provide by its terms that such Guarantee shall be automatically and unconditionally released upon the release of the guarantee that resulted in such clause (a) becoming applicable (other than by reason of payment under such guarantee) so long as such Restricted Subsidiary is not at such time guaranteeing any other Capital Markets Debt of Xerox and no Default or Event of Default is then continuing. In addition, any Guarantee executed pursuant either to clause (a) or clause (b) of the immediately preceding paragraph shall provide by its terms that such Guarantee shall be automatically and unconditionally released upon: (i) the designation of the Restricted Subsidiary that gave such Guarantee as an Unrestricted Subsidiary in compliance with the provisions of the debt securities or (ii) any transaction, including without limitation, any sale, exchange or transfer, to any Person not an Affiliate of Xerox, of our Capital Stock in, or all or substantially all the property of, such Restricted Subsidiary, which transaction is in compliance with the terms of the indenture, and which results in the Restricted Subsidiary that gave such Guarantee ceasing to be a Subsidiary of Xerox and, in the case of either clause (i) or clause (ii), such Restricted Subsidiary is released from all guarantees, if any, by it of other Capital Markets Debt of Xerox.

Notwithstanding the foregoing, Xerox shall have the right to cause any Restricted Subsidiary to execute a Guarantee in respect of Xerox’s obligations under the debt securities; provided that such Restricted Subsidiary shall execute and deliver to the trustee a supplemental indenture in a form reasonably satisfactory to the trustee in respect of such Guarantee.

Reports to Holders.    The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any debt securities are outstanding, Xerox will file a copy of the following information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing, in which case Xerox shall furnish such information and reports to holders):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Xerox were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Xerox and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Xerox’s certified independent accounts; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Xerox were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Xerox or at the time it merges or consolidates with or into Xerox or any of its Subsidiaries or assumed in connection with the acquisition of property or assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Xerox or such acquisition, merger or consolidation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means (1) an Investment by Xerox or any Restricted Subsidiary of Xerox in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Xerox or any Restricted Subsidiary of Xerox, or shall be merged with or into Xerox or any Restricted Subsidiary of Xerox, or (2) the acquisition by Xerox or any Restricted Subsidiary of Xerox of the assets of any Person (other than a Restricted Subsidiary of Xerox) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than (i) in the ordinary course of business or (ii) any transaction or series of related transactions involving aggregate consideration (other than Qualified Capital Stock) of $100.0 million or less.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Xerox or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Xerox or a Restricted Subsidiary of Xerox of: (1) any Capital Stock of any Restricted Subsidiary of Xerox (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Xerox or a Restricted Subsidiary); or (2) any other property or assets of Xerox or any Restricted Subsidiary of Xerox other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which Xerox or its Restricted Subsidiaries receive aggregate consideration of up to $25.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Xerox in accordance with and as permitted by the “Merger, Consolidation and Sale of Assets” covenant; (c) any Restricted Payment permitted by the “Limitation on Restricted Payments” covenant or that constitutes a Permitted Investment; (d) the sale, lease, conveyance, disposition or other transfer of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a Person which is not a Subsidiary pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of Xerox or any Subsidiary of Xerox with a Lien on such assets, which Lien is permitted under the indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law; (e) a disposition of obsolete or worn out property or property that is no longer useful in the conduct of the business of Xerox and its Restricted Subsidiaries; (f) the discounting or compromising by Xerox or any Restricted Subsidiary for less than the face value thereof of notes or accounts receivable in order to resolve disputes that occur in the ordinary course of business and not in connection with a factoring or financing transaction; and (g) for purposes of clauses (1) and (2) of the first paragraph of the “Limitation on Asset Sales” covenant only, any disposition, sale or transfer of property or assets that are part of the Business Effectiveness Actions.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Effectiveness Actions” means (a) the Third-Party Vendor Financing Program, including the creation and maintenance of joint ventures in furtherance thereof (including Xerox Capital Services, LLC), (b)

the outsourcing of manufacturing activities, including transfers and closings of any related manufacturing sites, offices or other real property or assets and the creation and maintenance of joint ventures in furtherance thereof, (c) transfers of assets related to the SOHO business, (d) deployment of, and transition to, a “distributor” model in the “Developing Markets Operations” or other markets outside North America pursuant to which Xerox or any of its Subsidiaries’ products or services, or any receivables relating to any thereof, would be sold or disposed of to third-party vendors or any other Person, including transfers of offices, equipment and real estate relating to such markets and the creation and maintenance of joint ventures in furtherance thereof; (e) the following types of transactions in respect of research and development and intellectual property of Xerox and its Subsidiaries: (i) the creation of IP Companies, whether alone or with third parties, (ii) the transfer of assets of, or Capital Stock in, any IP Company, (iii) the transfer to any IP Company of any offices, real property, equipment or other tangible assets relating to the business of the applicable IP Company and (iv) the transfer to any IP Company of intellectual property; provided that the terms of any such transfer pursuant to this clause (e)(iv) do not restrict in any material manner the ability of Xerox and its Subsidiaries to utilize any such intellectual property that is material to the production or office businesses of Xerox and its Subsidiaries and, where ownership of such intellectual property is transferred to any IP Company by Xerox or any of its Subsidiaries, all rights (if any) of Xerox or any of its Subsidiaries to use such intellectual property are evidenced by a license or other agreement that in no event shall include any transfer of ownership of the “Xerox” name, and (f) to the extent not covered in clause (a), (b), (c), (d) or (e) above, charges relating to cost reduction initiatives or measures relating to workforce reductions.

“Capital Markets Debt” means any Indebtedness that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the government of any Eligible Jurisdiction or issued by any agency thereof and backed by the full faith and credit of such government, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper and other securities maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any Eligible Jurisdiction or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any “person,” including its affiliates and associates, other than Xerox, its Subsidiaries or Xerox’s or such Subsidiaries’ employee benefit plans, or any “group” files a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person or group has become the “beneficial owner” of 50% or more of the combined voting power of Xerox’s Capital Stock or other Capital Stock into which Xerox’s Common Stock is reclassified or changed, with certain exceptions having ordinary power to elect directors, or has the power to, directly or indirectly, elect managers, trustees or a majority of the members of Xerox’s Board of Directors;

(2) there shall be consummated any share exchange, consolidation or merger of Xerox pursuant to which Xerox’s Common Stock would be converted into cash, securities or other property, or Xerox sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of Xerox in which the holders of Xerox’s Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger; or

(3) Xerox is dissolved or liquidated.

For purposes of this Change of Control definition:

•	“person” or “group” has the meaning given to it for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision;

•	a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture; and

•	the number of shares of Xerox’s voting stock outstanding will be deemed to include, in addition to all outstanding shares of Xerox’s voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the Change of Control determination is being made, all unissued shares deemed to be held by all other persons.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on January 17, 2002 or issued thereafter, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP (without duplication), of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, or nonrecurring gains or losses, taxes attributable to Asset Sales and taxes attributable to discontinued operations);

(b) Consolidated Fixed Charges; and

(c) Consolidated Non-cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness, without duplication, as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges”:

(1) for purposes of determining the numerator (but not the denominator) of this “Consolidated Fixed Charge Coverage Ratio,” interest income determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter, shall be deemed to have accrued at a fixed rate per annum equal to the applicable rate of interest in effect on the Transaction Date;

(2) for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”, interest on outstanding Indebtedness, determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter, shall be deemed to have accrued at a fixed rate per annum equal to the applicable rate of interest in effect on the Transaction Date; and

(3) notwithstanding clause (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the amount of all dividends on any series of Preferred Stock of such Person and its Restricted Subsidiaries paid, declared or accrued during such period multiplied, to the extent such dividend payments are not otherwise a deduction to such Person’s federal income tax liabilities by a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, total interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP) of Xerox and its Restricted Subsidiaries for such period, on a consolidated basis, determined in conformity with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary or nonrecurring gains or losses;

(3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income of any other Person, other than a Restricted Subsidiary of the referent Person, joint ventures described in the definition of “Permitted Joint Venture Investments” and any joint ventures in which Xerox or any Restricted Subsidiary is a party that exists as of January 17, 2002, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5) after-tax income or loss attributable to discontinued operations; and

(6) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

For purposes of determining the Consolidated Fixed Charge Coverage Ratio only, any loss, charge or cost attributable to the Business Effectiveness Actions shall be excluded, provided that any loss, charge or cost described in clause (f) of the definition of Business Effectiveness Actions shall be so excluded only to the extent it is non-cash.

“Consolidated Net Worth” means, at any time, as to a given entity (a) the sum of the amounts appearing on the latest consolidated balance sheet of such entity and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, as (i) the par or stated value of all outstanding Capital Stock (including preferred stock), (ii) capital paid-in and earned surplus or earnings retained in the business plus or minus cumulative transaction adjustments, (iii) any unappropriated surplus reserves, (iv) any net unrealized appreciation of equity investment, and (v) minorities’ interests in equity of subsidiaries, less (b) treasury stock, plus (c) in the case of Xerox, $600.0 million.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation and amortization of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Convertible Subordinated Debentures” means the 3.625% Convertible Subordinated Debentures due 2018 of Xerox.

“Convertible Trust Preferred Securities” means the $650.0 million aggregate liquidation amount of 8% Convertible Trust Preferred Securities of Xerox Capital Trust I and the $1.035 billion aggregate liquidation amount of 7 1/2% Convertible Trust Preferred Securities of Xerox Capital Trust II, in each case, as in effect on January 17, 2002.

“Credit Agreement” means the Credit Agreement, dated as of June 19, 2003, among Xerox, the lenders party thereto in their capacities as lenders thereunder and the agents named therein, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the “Limitation on Incurrence of Additional Indebtedness” covenant above) or adding Restricted Subsidiaries of Xerox as additional borrowers or collateral guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders or investors and whether such refinancing or replacement is under one or more debt facilities or commercial paper facilities, indentures or other agreements, in each case with banks or other institutional lenders or trustees or investors providing for revolving credit loans, term loans, notes or letters of credit, together with related documents thereto (including, without limitation, any guaranty agreements and security documents).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Xerox or any Restricted Subsidiary of Xerox against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute an Asset Sale or Change of Control), matures or is mandatory redeemable (other than such Capital Stock that will be redeemed with Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of an Asset Sale or Change of Control) on or prior to the final maturity date of the applicable debt securities.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“Domestic Wholly Owned Restricted Subsidiary” means a Domestic Restricted Subsidiary that is also a Wholly Owned Restricted Subsidiary.

“Eligible Jurisdiction” means any country in the European Union (as it exists on the Issue Date) or Switzerland.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Finance SPE” means (a) any Receivables SPE and (b) any Restricted Subsidiary that (i) is a special purpose financing vehicle, (ii) was created solely for the purpose of facilitating the incurrence of Capital Markets Debt by Xerox or any Restricted Subsidiary or any equity issuance by Xerox or any Restricted Subsidiary (including the issuance of any Preferred Stock), (iii) has no business other than the facilitation of such incurrence or issuance and activities incidental thereto and (iv) is capitalized with no more than an amount equal to the cash proceeds received by such Finance SPE from such transaction; provided that such transaction does not constitute or create Indebtedness secured by a Lien that is not permitted by the “Limitation on Liens” covenant.

“Foreign Subsidiary” means a Restricted Subsidiary that is incorporated or formed in a jurisdiction other than the United States or a State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Guarantee” means any guarantee of the debt securities by a Guarantor.

“Guarantor” means each of Xerox’s Restricted Subsidiaries that has agreed or in the future agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

“Indebtedness” means with respect to any Person, without duplication:

(1) all indebtedness of such Person for borrowed money;

(2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement (but excluding trade accounts payable incurred in the ordinary course with a maturity of not greater than 90 days);

(5) all indebtedness for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit supporting obligations not for money borrowed entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit);

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all indebtedness of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the indebtedness so secured;

(8) all indebtedness under currency agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person or any Preferred Stock of such Person or any Restricted Subsidiary of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. Notwithstanding any other provision of the “Limitation on Incurrence of Additional Indebtedness” covenant, the maximum amount of Indebtedness that Xerox or any Restricted Subsidiary may incur pursuant to the “Limitation on Incurrence of Additional Indebtedness” covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee of Indebtedness) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person, or any keep-well agreement of any Person. “Investment” shall exclude extensions of trade credit by Xerox and its Restricted Subsidiaries in the ordinary course of business. If Xerox or any Restricted Subsidiary of Xerox sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of Xerox such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of Xerox, Xerox shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of. If Xerox designates any of its Subsidiaries to be an Unrestricted Subsidiary, Xerox shall be deemed to have made an Investment on the date of such designation equal to the Designation Amount determined in accordance with the definition of “Unrestricted Subsidiary.”

“Investment Grade Status,” with respect to Xerox, shall occur when the applicable debt securities have both (i) a rating of “BBB-” or higher from S&P and (ii) a rating of “Baa3” or higher from Moody’s, and each such rating shall have been published by the applicable agency.

“IP Company” means any Person, whether now existing or hereafter formed, in which Xerox or any of its Restricted Subsidiaries owns or acquires any Capital Stock, which Person (a) has as its primary business one or more of the following: (i) research and development, (ii) the generation or management of intellectual property or (iii) the commercialization or maximization of the value of intellectual property developed by or transferred to such Person by one or more of Xerox or any of its Restricted Subsidiaries, and activities incidental thereto, and (b) has no other significant business; provided that each of the following Persons and its Subsidiaries shall be deemed to be an IP Company: (i) Palo Alto Research Center Incorporated, (ii) Integic Corporation, (iii) ScanSoft, Inc., (iv) Telesensory Corporation, (v) dpiX, LLC, (vi) ContentGuard Holdings, Inc., (vii) InXight Software, Inc. and (viii) Gyricon, LLC.

“Issue Date” means the date of original issuance of debt securities.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Xerox or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(3) repayment of Indebtedness and any accrued interest and premium that is secured by the property or assets that are the subject of such Asset Sale;

(4) appropriate amounts to be provided by Xerox or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Xerox or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(5) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale.

“Non-Guarantor Subsidiary” means any Subsidiary of Xerox that is not a Guarantor.

“Pari Passu Indebtedness” means any Indebtedness of Xerox that is not subordinated to the debt securities.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the debt securities being issued;

(2) Indebtedness of Xerox or any Restricted Subsidiary incurred in the ordinary course of business (including, without limitation, in connection with the Business Effectiveness Actions) so long as the proceeds thereof are not used, directly or indirectly, to finance an Asset Acquisition or to make a Restricted Payment (other than a Permitted Investment) or to effect a refinancing of Indebtedness or Capital Stock (other than Refinancing Indebtedness incurred to refinance any Indebtedness originally permitted to be incurred under this clause (2));

(3) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $4.75 billion;

(4) other Indebtedness of Xerox and its Restricted Subsidiaries outstanding on the Issue Date;

(5) Interest Swap Obligations of Xerox or any Restricted Subsidiary of Xerox covering Indebtedness of Xerox or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect Xerox or its Restricted Subsidiaries from fluctuations in interest rates on outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(6) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Xerox and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) Indebtedness of a Restricted Subsidiary of Xerox to Xerox or to a Restricted Subsidiary of Xerox for so long as such Indebtedness is held by Xerox or a Restricted Subsidiary of Xerox, in each case subject to no Lien held by a Person other than Xerox or a Restricted Subsidiary of Xerox (other than in favor of a senior secured credit agreement that is permitted to be incurred under clause (3) above); provided that if as of any date any Person other than Xerox or a Restricted Subsidiary of Xerox owns or holds any such Indebtedness or holds a Lien (other than in favor of a senior secured credit agreement that is permitted to be incurred under clause (3) above) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

(8) Indebtedness of Xerox to a Restricted Subsidiary of Xerox for so long as such Indebtedness is held by a Restricted Subsidiary of Xerox and subject to no Lien (other than in favor of a senior secured credit agreement that is permitted to be incurred under clause (3) above); provided that if as of any date any Person other than a Restricted Subsidiary of Xerox owns or holds any such Indebtedness or any Person holds a Lien (other than in favor of a senior secured credit agreement that is permitted to be incurred under clause (3) above) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Xerox;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(10) Indebtedness of Xerox or any Restricted Subsidiary in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and operating leases, trade contracts and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(11) Indebtedness incurred in connection with the Third-Party Vendor Financing Program or any Qualified Receivables Transaction; provided that any Liens on such Indebtedness are permitted by the “Limitation on Liens” covenant;

(12) any guarantee by Xerox or a Restricted Subsidiary of Indebtedness of Xerox or any Restricted Subsidiary so long as the incurrence of such Indebtedness would otherwise be permitted to be incurred under the indenture and such guarantee is otherwise not prohibited by the indenture and clause (a) of the “Subsidiary Guarantees” covenant, to the extent applicable, is complied with;

(13) Indebtedness arising from guarantees of Indebtedness of Xerox or any Restricted Subsidiary or the agreements of Xerox or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets, Subsidiary or Capital Stock of a Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such

Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by Xerox and/or such Restricted Subsidiary in connection with such disposition;

(14) the issuance of shares of Disqualified Stock by Xerox to a Restricted Subsidiary of Xerox; provided, however, that (a) any subsequent issuance or transfer that results in any such Disqualified Stock being held by a Person other than a Restricted Subsidiary thereof and (b) any sale or other transfer of any such Disqualified Stock to a Person that is not a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such Disqualified Stock by Xerox that was not permitted by this clause (14);

(15) obligations incurred in the ordinary course of business and not for money borrowed (for example, repurchase agreements) to purchase securities or other property, if such obligations arise out of or in connection with the sale of the same or similar securities or properties;

(16) obligations to deliver goods or services in consideration of advance payments therefor;

(17) Indebtedness consisting of take-or-pay obligations contained in supply contracts entered into in the ordinary course of business;

(18) Refinancing Indebtedness; and

(19) additional Indebtedness of Xerox and its Restricted Subsidiaries in an aggregate principal amount not to exceed $75.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

For purposes of determining compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, Xerox shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with such covenant. In addition, Xerox may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause, and in part under any one or more of the clauses listed above, or to the first paragraph of the “Limitation on Incurrence of Additional Indebtedness” covenant provided that Xerox would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or clauses, as the case may be, or of the first paragraph of the “Limitation on Incurrence of Additional Indebtedness” covenant, as the case may be, at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount or other discounts or premiums, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock and any other changes in reported Indebtedness required by GAAP and other non-cash changes in Indebtedness due to fluctuations in interest rates, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of the “Limitation on Incurrence of Additional Indebtedness” covenant.

“Permitted Investment Intermediate Ratings Condition” means the condition that Xerox’s senior unsecured debt is rated at least “BB” by S&P and “Ba2” by Moody’s.

“Permitted Investments” means:

(1) Investments by Xerox or any Restricted Subsidiary of Xerox in any Person that is or will become immediately after such Investment a Restricted Subsidiary of Xerox or that will merge or consolidate into Xerox or a Restricted Subsidiary of Xerox;

(2) Investments in Xerox by any Restricted Subsidiary of Xerox;

(3) Investments in cash in (a) euros or dollars and Cash Equivalents or, to the extent determined by Xerox or a Foreign Subsidiary in good faith to be necessary for local working capital requirements and operational requirements of the Foreign Subsidiaries, other cash and cash equivalents denominated in the currency of any jurisdiction which are, as determined in good faith by Xerox or such Foreign Subsidiary, necessary or desirable for reasonable business purposes and, in the case of cash equivalents, are otherwise substantially similar to the items specified in the definition of “Cash Equivalents,” and (b) cash and Cash Equivalents denominated in the currency of the jurisdiction of organization or place of business of a Foreign Subsidiary that are otherwise substantially similar to items specified in the definition of “Cash Equivalents,” except that if such jurisdiction prohibits the repatriation of working capital to the United States, any specific rating required in the definition of “Cash Equivalents” shall be deemed to be satisfied if such Investments have, at the time of the acquisition, the highest rating from any rating agency of any Investments available to be issued in such currency; provided that the aggregate amount of Investments made pursuant to this clause (3)(b) shall not exceed the equivalent of $50.0 million at any time outstanding;

(4) loans and advances to employees and officers of Xerox and its Subsidiaries to purchase Capital Stock of Xerox for bona fide business purposes;

(5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Xerox’s or its Restricted Subsidiaries’ businesses and not for speculative purposes and otherwise in compliance with the indenture;

(6) additional Investments having an aggregate fair market value, taken together with all other Investments made or deemed to be made pursuant to this clause (6) that are at that time outstanding, not to exceed $750.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, work-out or insolvency of such trade creditors or customers or as a result of a foreclosure by Xerox or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments made by Xerox or its Restricted Subsidiaries as a result of consideration received in connection with any sale or other transfer of assets, to the extent applicable, in compliance with the “Limitation on Asset Sales” covenant;

(9) Permitted Joint Venture Investments;

(10) receivables owing to Xerox or any Restricted Subsidiary or other trade credit provided by Xerox or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Xerox or any such Restricted Subsidiary deems reasonable under the circumstances;

(11) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(12) stock, obligations or securities received as security for, or in settlement of, debts created in the ordinary course of business and owing to Xerox or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;

(13) Investments relating to purchase or acquisition of products from vendors, manufacturers or suppliers in the ordinary course of business;

(14) Investments owned by Xerox and any Restricted Subsidiary existing on the Issue Date, any extension or renewal thereof that does not increase the principal amount thereof (other than to reflect any accrued interest, dividends or other amounts with respect thereto and any expenses incurred in connection with such extension or renewal) and conversions of any such debt Investments into equity Investments and contributions or other transfers of such Investments to Xerox or any of its Restricted Subsidiaries (other than for cash);

(15) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

(16) any Investment by Ridge Reinsurance Limited of cash that may legally be made by a Bermuda insurance company; and

(17) Investments made by Xerox or any Subsidiary at any time the Permitted Investment Covenant Intermediate Ratings Condition is satisfied; provided that on any Reinstatement Date, Investments made at any time that the Permitted Investment Covenant Intermediate Ratings Condition is satisfied that are not of the type described in any of clauses (1) through (5) and (7) through (16) of this definition (such Investments, “Excess Investments”) shall be deemed to have been made and shall be applied to reduce (A) the amount of Investments available to be made after the Reinstatement Date pursuant to clause (6) of this definition and/or (B) the amount of Restricted Payments available to be made after the Reinstatement Date under clause (iii) of the “Limitation on Restricted Payments” covenant; provided further that Xerox shall have the exclusive right to allocate and choose the order in which Excess Investments are applied under clauses (A) and/or (B) above; provided that such reductions by themselves shall not cause the amount available at any time to be made either as Investments pursuant to clause (6) of this definition or Restricted Payments pursuant to clause (iii) of the “Limitation on Restricted Payments” covenant to be reduced to below an amount equal to $75.0 million per calendar year in each case; provided further that such amount shall be pro rated only for the number of calendar days between the Reinstatement Date and the earlier of (A) the end of the calendar year in which the Reinstatement Date occurs and (B) the maturity of the debt securities of the applicable series issued under the indenture.

“Permitted Joint Venture Investments” means any Investment (A) in a joint venture, partnership or other arrangement with a Person or Persons to the extent necessary or desirable as determined by Xerox to (x) facilitate, or as contemplated by, the Business Effectiveness Actions or (y) facilitate Qualified Receivables Transactions and (B) in Fuji Xerox Co., Limited.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of Xerox and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by Xerox or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or arrangement or series of transactions or arrangements entered into by Xerox or any of its Subsidiaries in order to monetize or otherwise finance, or as a result of which it may receive earlier than otherwise due amounts that will become receivable or be earned in the future in respect of, a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets including financing contracts and any transaction or arrangement that is not a sale or transfer but pursuant to and by virtue of which a Person succeeds to, and becomes entitled to, the rights under or in respect of such receivables, leases or other financial assets (in each case whether now existing or arising in the future), and which may include a Lien on (a) receivables, (b) deposit or other accounts (and the funds or investments from time to time credited thereto) established in connection with a Qualified Receivables Transaction to secure obligations of Xerox or any of its Subsidiaries arising in connection with or otherwise related to such transaction, (c) any promissory note issued by Xerox or any of its Subsidiaries evidencing the repayment of amounts directly or indirectly distributed to Xerox or any of its Subsidiaries from any such accounts and (d) any assets of or Capital Stock any warrants, options or other rights to acquire Capital Stock in each and any Receivables SPE used to facilitate such transaction, provided that such transaction or arrangement does not constitute or create indebtedness secured by a Lien that is not permitted by the “Limitation on Liens” covenant.

“Receivables SPE” means a Restricted Subsidiary that is a special purpose entity that (a) borrows against receivables or purchases, leases or otherwise acquires receivables or transfers receivables to one or more third-party purchasers or another Receivables SPE in connection with a Qualified Receivables Transaction, (b) engages in other activities that are necessary or desirable to effectuate the activities described in the definitions of “Qualified Receivables Transaction” or “Third-Party Vendor Financing Program,” or (c) is established or then used solely for the purpose of, and has no business other than, owning a Receivables SPE, servicing receivables owned by a Receivables SPE, owning or holding title to the property or assets giving rise to such receivables or any activities incidental thereto (including those described in the definitions of “Qualified Receivables Transaction” or “Third-Party Vendor Financing Program”).

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by Xerox or any Restricted Subsidiary of Xerox of Indebtedness permitted by the “Limitation on Incurrence of Additional Indebtedness” covenant (other than pursuant to clauses (3), (5), (6), (7), (8), (9), (10), (11), (13), (14), (15), (16), (17) or (19) of the definition of “Permitted Indebtedness”), in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of (i) any premium required to be paid under the terms of the instrument governing such Indebtedness, (ii) accrued interest on the Indebtedness being refinanced and (iii) reasonable expenses incurred by Xerox in connection with such Refinancing); or

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of Xerox, then such Refinancing Indebtedness shall be Indebtedness solely of Xerox and (y) if such Indebtedness being Refinanced is subordinate or junior to the applicable debt securities, then such Refinancing Indebtedness shall be subordinate to the applicable debt securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Reinstatement Date” means, after the satisfaction of the Investment Covenant Intermediate Ratings Condition the first date on which the Investment Covenant Intermediate Ratings Condition is no longer satisfied.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Xerox or a Restricted Subsidiary of any property, whether owned by Xerox or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Xerox or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Series B Convertible Preferred Stock” means the 10.0 million shares of Series B Convertible Preferred Stock of Xerox issued to Xerox’s Employee Stock Ownership Plan Trust, as in effect on January 17, 2002.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02 of Regulation S-X under the Exchange Act as such Regulation is in effect on January 17, 2002.

“Specified Subsidiary” means any Subsidiary of Xerox from time to time having a Consolidated Net Worth Amount of at least $100.0 million; provided, however, that each of Xerox Financial Services, Inc., Xerox Credit Corporation and any other Subsidiary principally engaged in any business or businesses other than development, manufacture and/or marketing of (x) business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment), (y) merchandise or (z) services (other than financial services) shall be excluded as a “Specified Subsidiary” of Xerox.

“Subordinated Indebtedness” means Indebtedness of Xerox that is subordinated or junior in right of payment to the debt securities.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Suspension Period” has the meaning set forth under “—Suspension Period.”

“Synthetic Purchase Agreement” shall mean any agreement pursuant to which Xerox or any of its Subsidiaries is or may become obligated to make any payment the amount of which is determined by reference to a derivative agreement that relates to the price or value at any time of any Capital Stock of Xerox; provided, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Xerox or any Subsidiary (or to their heirs or estates or successors or assigns) shall be deemed to be a Synthetic Purchase Agreement.

“Third-Party Vendor Financing Program” means any arrangement by Xerox or any Restricted Subsidiary of third-party vendor financing directly or indirectly for customers of Xerox or any Restricted Subsidiary, including (a) the sale of a financing business, (b) transfers of all or any portion of the business of, and assets relating to the business of, providing billing, collection and other services in respect of finance, lease and other receivables, (c) Qualified Receivables Transactions and (d) other arrangements for the indirect financing of receivables wherein a third-party financier makes loans to Restricted Subsidiaries that are Finance SPEs in respect of receivables generated by Xerox or any Restricted Subsidiary, whether generated prior to or during such arrangements and whether the relevant transaction is consolidated balance sheet (including the Program Agreement dated as of October 21, 2002 between General Electric Capital Corporation, Xerox, Xerox Lease Funding, LLC and Xerox Lease Equipment LLC as thereafter amended, modified or supplemented from time to time and any Qualified Receivables Transactions and similar arrangements for indirect financings of receivables between Xerox or any Restricted Subsidiary and General Electric Capital Corporation or any of its affiliates).

“Unrestricted Subsidiary” of any Person means:

(1) the Subsidiary to be so designated has total assets of $1,000 or less or any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Xerox or any other Subsidiary of Xerox that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1) Xerox certifies to the trustee that such designation complies with the “Limitation on Restricted Payments” covenant, including that Xerox would be permitted to make, at the time of such designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of the “Limitation on Restricted Payments” covenant, in either case, in an amount (the “Designation Amount”) equal to the fair market value of Xerox’s proportionate interest in such Subsidiary on such date; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Xerox or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if it contemporaneously becomes a Guarantor or:

(1) immediately after giving effect to such designation, Xerox is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Provisions Applicable Only To Subordinated Debt Securities

The subordinated debt securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be subordinated to all of our existing and future “Senior Indebtedness.” Senior Indebtedness means, without duplication, the principal, premium (if any) and unpaid interest on all present and future:

•	indebtedness of Xerox for borrowed money,

•	obligations of Xerox evidenced by bonds, debentures, notes or similar instruments,

•	all obligations of Xerox under

(x)	interest rate swaps, caps, collars, options and similar arrangements,

(y)	any foreign exchange contract, currency swap contract, futures contract, currency option contract or other foreign currency hedge, and

(z)	credit swaps, caps, floors, collars and similar arrangements,

•	indebtedness incurred, assumed or guaranteed by Xerox in connection with the acquisition by it or a subsidiary of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles),

•	obligations of Xerox as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles,

•	reimbursement obligations of Xerox in respect of letters of credit relating to indebtedness or other obligations of Xerox that qualify as indebtedness or obligations of the kind referred to in the first five bullet points above, and

•	obligations of Xerox under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in the first six bullet points above.

Subordinated debt securities will not be subordinated to any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation or pursuant to which it is outstanding provides that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

Other provisions applicable to subordinated debt securities will be described in a prospectus supplement.

DESCRIPTION OF THE PREFERRED STOCK AND

CONVERTIBLE PREFERRED STOCK

Xerox Preferred Stock

The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in a prospectus supplement. The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our Restated Certificate of Incorporation and the certificate of amendment relating to each series of the preferred stock (the “Certificate of Amendment”), which will be filed with the SEC at or prior to the time of issuance of such series of the preferred stock. We may also offer convertible preferred stock. As of the date of this prospectus, we are authorized to issue up to 22,043,067 shares of cumulative preferred stock, par value $1.00 per share. As of September 30, 2003, 9,200,000 shares of Series C Mandatory Convertible Preferred Stock were outstanding, 6,502,552 shares of Series B Convertible Preferred Stock were outstanding and 1,500,000 shares of Series A Cumulative Preferred Stock are reserved for issuance in connection with our Shareholders Rights Plan. The Series C Mandatory Convertible Preferred Stock will convert at or prior to July 1, 2006 into between approximately 75 to 90 million shares of our common stock depending on the market price of our common stock on the conversion date. The Series C Mandatory Convertible Preferred Stock ranks senior in right of payment to our common stock and generally has no voting rights. All of the Series B Convertible Preferred Stock is held by the trustee for the Xerox Employee Stock Ownership Plan, and is convertible, at any time, at the option of the trustee, into Xerox common stock at a predetermined price, which is subject to adjustment. The holders of the Series B Convertible Preferred Stock have dividend and liquidation rights prior to holders of the common stock, but generally have voting rights equal to those of holders of the common stock, each share of Series B Convertible Preferred Stock having the same number of votes per share as the total number of shares of Common Stock into which it is convertible. Currently, each share of Series B Convertible Preferred Stock has six votes per share and is convertible into six shares of Common Stock.

Subject to limitations prescribed by law, the Board of Directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the distinctive serial designation for any such series; and

•	determine the number of shares in any such series.

The Board of Directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to such series the following information:

•	the dividend rate (or method for determining the rate);

•	any liquidation preference per share of that series of preferred stock;

•	any conversion or exchange provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any voting rights of that series of preferred stock in addition to those specified in our Restated Certificate of Incorporation; and

•	the terms of any other preferences or rights applicable to that series of preferred stock.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Except as set forth below, no dividends will be declared or paid on any series of preferred stock unless full dividends for all series of preferred stock (including cumulative dividends still owing, if any) have been or contemporaneously are declared and a sum sufficient to pay such dividends has been set apart or has been paid. When those dividends are not paid in full, the shares of all series of preferred stock will share ratably in the payment of dividends, in accordance with the sums that would be payable on those shares if all dividends were declared and paid in full. In addition, generally, unless all dividends on the preferred stock have been declared and a sum sufficient to pay such dividends has been set apart or has been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock.

Both the 2003 Credit Facility and the Indentures, dated as of January 17, 2002 (pursuant to which our 9- 3/4% Senior Notes due 2009 were issued) and June 25, 2003 (pursuant to which our 7- 1/8% Senior Notes due 2010 and 7- 5/8% Senior Notes due 2013 were issued) (the “Senior Note Indentures”), contain covenants that restrict our ability to pay dividends on preferred stock under certain circumstances that include the occurrence and continuation of any default or event of default (as defined therein) under the 2003 Credit Facility and Senior Note Indentures, respectively.

Convertibility

Shares of preferred stock may be convertible or exchangeable into another series of our preferred stock, our common stock, or other securities. The Certificate of Amendment and the prospectus supplement relating to each series of convertible preferred stock, if any, will describe those conversion rights.

Redemption And Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation

In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus an amount equal to accrued and unpaid dividends, if any, before any distribution to the holders of common stock. If the amounts payable with respect to preferred stock are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Voting

Except as indicated below or in the prospectus supplement, the holders of preferred stock will not be entitled to vote. If the equivalent of six quarterly dividends payable on any series of preferred stock is in default, whether or not consecutive, the number of directors constituting our Board of Directors will be increased by two and the holders of such series of preferred stock, voting together as a class with all other series of preferred stock entitled to vote on such election of directors, will be entitled to elect those additional directors. In the event of such a default, any holder of preferred stock may request that we call a special meeting of the holders of preferred stock for the purpose of electing the additional directors and we must call such meeting within 20 days of request. If we fail to call such a meeting upon request, then any holder of preferred stock can call a meeting. If all accumulated dividends on any series of preferred stock have been paid in full, the holders of shares of such series will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of our directors will, without further action, be reduced by two.

The vote of the holders of two-thirds of the outstanding shares of each series of preferred stock voting together as a class, is required to authorize any amendment, alteration or repeal of our Restated Certificate of Incorporation or any Certificate of Amendment or our By-Laws which would adversely affect the rights, preferences, privileges or voting power of the preferred stock or any holder thereof.

Miscellaneous

The holders of preferred stock will have no preemptive rights. All our issued and outstanding preferred stock is fully paid and non-assessable. The shares of preferred stock offered, when issued, will also be fully paid and nonassessable. Shares of preferred stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. We may not repurchase or redeem less than all the preferred stock, pursuant to a sinking fund or otherwise, while there are any dividends in arrears on the preferred stock. Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indenture and other transactions we may enter into.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, our Restated Certificate of Incorporation or Certificate of Amendment or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary. We encourage you to read our Restated Certificate of Incorporation and our Shareholder Rights Plan, referred to below, which have been filed with the SEC and are incorporated by reference into this prospectus.

As of the date of this prospectus, we are authorized to issue up to 1,750,000,000 shares of common stock, $1.00 par value per share (the “common stock”). As of September 30, 2003, 791,857,130 shares of common stock were outstanding. Also, as of such date, there were 431,264,020 shares of common stock authorized, but reserved for issuance and 526,878,850 shares of common stock authorized and available for issue or reserve.

General

Dividend Rights and Restrictions

Holders of our common stock are entitled to dividends as and when declared by the Board of Directors out of the net assets legally available therefor. All shares of common stock are entitled to participate equally in such dividends. There are no restrictions on the payment of dividends or purchase or redemption of our common stock under our Restated Certificate of Incorporation or By-Laws, provided all dividends for past periods and the dividends for the current quarter on any outstanding preferred stock and retirement, purchase or sinking fund requirements thereon, if any, have been paid or provided for, and subject further to the restrictions referred to below.

The 2002 Credit Facility prohibits us from paying cash dividends on our common stock, and permits us to declare and pay dividends on our common stock solely in the form of shares of Qualified Capital Stock (as defined therein). The Senior Note Indentures contain covenants that restrict our ability to pay dividends on common stock under certain circumstances that include the occurrence and continuation of any default or event of default (as defined therein).

Voting Rights

Each share of common stock is entitled to one vote per share, subject, to the right of the holders of any outstanding preferred stock, if six quarterly dividends (whether or not consecutive) thereon are in default, to elect, voting as a class, two members of the Board of Directors, which right continues until the default is cured. In addition, the separate vote or consent of the holders of outstanding preferred stock may be required to authorize certain corporate action. The holders of our Series B Convertible Preferred Stock generally have voting rights equal to those of holders of common stock, each share of Series B Convertible Stock having the same number of votes per share as the total number of shares of Common Stock into which it is convertible. Currently, each share of Series B Convertible Preferred Stock has six votes per share and is convertible into six shares of Common Stock. Since the common stock and Series B Convertible Preferred Stock do not have cumulative voting rights, if they choose to do so, the holders of more than 50% of the aggregate amount of shares of those stocks can elect all of the directors. In such event, the holders of less than 50% of those shares cannot elect any directors.

Liquidation Rights

Holders of our common stock are entitled to receive our net assets, on a pro-rata basis, upon the dissolution, liquidation or winding up of the Company, after the payment in full of all preferential amounts to which the holders of any then-outstanding shares of preferred stock shall be entitled.

Preemptive Rights

Holders of our common stock do not possess preemptive rights or subscription rights as to any additional issues of any class of the capital stock or any of our other securities.

Liability To Further Calls Or Assessments

All our issued and outstanding common stock is fully paid and non-assessable. The shares of common stock offered, when issued, will be also fully paid and non-assessable.

Transfer Agent

Our common stock is listed and traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “XRX” and is also traded on the Boston, Cincinnati, Pacific Coast, Philadelphia, London and Switzerland exchanges. The transfer agent for the common stock is Equiserve Trust Company, N.A., P.O. Box 43010, Providence, RI 02940-3010, (800) 828-6396, or reachable, via email at website www.equiserve.com.

Preferred Stock Purchase Rights

The Board of Directors of Xerox has adopted a Shareholder Rights Plan. Each share of common stock has one half of a right (a “Right”) attached to it.

Until the earlier of:

•	10 business days following the date of a public announcement that a person or group has acquired beneficial ownership of 20 percent or more of the aggregate amount of the outstanding voting common stock of Xerox (the date of such public announcement, the “Stock Acquisition Date”, and, such person or group, an “Acquiring Person”), and

•	10 business days (or such later date as may be determined by our Board of Directors) following the commencement of, or the first public announcement of the intent to commence, a tender or exchange offer by a person or group if, upon consummation of the offer, such person or group would be an Acquiring Person (the earlier of such dates, the “Distribution Date”), or earlier redemption or expiration of the Rights, the Rights will be evidenced, with respect to the shares of common stock outstanding, by the certificates representing such shares and will be transferred with and only with the common stock. Certificates representing shares of common stock (including the shares of common stock which may be offered hereby) which are issued upon transfer, replacement or new issuance of common stock prior to the Distribution Date or earlier redemption or expiration of the Rights will contain a legend evidencing the Rights and incorporating the Rights Agreement by reference. As soon as practicable following the Distribution Date, separate certificates representing the Rights (“Rights Certificates”) will be mailed to holders of record of common stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates will trade separately and will alone evidence the Rights. The Rights are not exercisable until the Distribution Date and will expire on April 16, 2007. Until a Right is exercised, the holder thereof will have no rights as a shareholder of Xerox, including, without limitation, the right to vote or to receive dividends.

When the Rights become exercisable, each Right will entitle the registered holder thereof to purchase from Xerox, at a price of $250.00, subject to adjustment (the “Purchase Price”), one three-hundredth of a share of Series A Cumulative Preferred Stock. If certain types of mergers, sales of assets or other business combinations involving Xerox occur after the Rights become exercisable, each Right will represent the right to purchase, at the Purchase Price, common stock of the acquiring company having a market value then equal to twice the Purchase Price. If (i) a person or group becomes an Acquiring Person (other than pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms approved by a majority of the members of our Board of Directors who are not officers of Xerox or affiliates of such Acquiring Person), or (ii) an Acquiring Person acquires Xerox in a transaction in which Xerox and the common stock survive, each Right not owned by such Acquiring Person will be converted into the right to purchase, at the Purchase Price, the number of shares of common stock that at that time have a market value then equal to twice the Purchase Price.

Our Board of Directors may, at any time on or before the earlier of (x) the Stock Acquisition Date and (y) the date on which the Rights shall expire, authorize the redemption of all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, as adjusted under certain specified circumstances. Any of the provisions of the Rights Agreement may be amended by our Board of Directors before the Rights become exercisable. Thereafter, provisions of the Rights Agreement may be amended by our Board of Directors:

•	to cure any ambiguity, to lengthen or shorten any time period under the Rights Agreement or

•	in any other manner that will not adversely affect the interest of the holders of the Rights (other than the Acquiring Person).

The Rights have certain “anti-takeover” effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Xerox on terms not approved by our Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. Generally, the Rights should not interfere with any merger or other business combination approved by our Board of Directors prior to the time that there is an Acquiring Person (at which time holders of the Rights become entitled to exercise their Rights for shares of common stock at one-half the market price), since until such time the Rights generally may be redeemed by our Board of Directors at $.01 per Right.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that Xerox may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

Xerox may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

(a) the title of the debt warrants;

(b) the initial offering price;

(c) the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

(d) the currency or currency units in which the offering price, if any, and the exercise price are payable;

(e) the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

(f) the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

(g) the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

(h) if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

(i) the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

(j) if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

(k) whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

(l) anti-dilution provisions of the debt warrants, if any;

(m) redemption or call provisions, if any, applicable to the debt warrants; and

(n) any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

(a) the title of the equity warrants;

(b) the initial offering price;

(c) the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

(d) the currency or currency units in which the offering price, if any, and the exercise price are payable;

(e) the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

(f) the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

(g) if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

(h) the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

(i) if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

(j) anti-dilution provisions of the equity warrants, if any;

(k) redemption or call provisions, if any, applicable to the equity warrants; and

(l) any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that Xerox may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contract and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specified formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities or, (b) our debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of a debt purchase contracts and, as security for the holder’s obligations to purchase the securities under the debt purchase contracts, either (a) our senior debt securities or subordinated debt securities or (b) our debt obligations of third parties, including U.S. Treasury securities. The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (c) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued. Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares Xerox may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the applicable prospectus supplement.

Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Both the 2002 Credit Facility and the Senior Note Indentures contain covenants that restrict our ability to pay dividends on preferred stock under certain circumstances that include the occurrence and continuation of any default or event of default (as defined therein) under the 2002 Credit Facility and Senior Note Indentures, respectively.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts. Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement that (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continue to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;

•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation, to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.

We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. One or more of Banc One Capital Markets, Inc., Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., Citigroup Global Markets, Inc., Credit Suisse First Boston Corporation, Danske Markets Inc., Deutsche Bank Securities Inc., Fleet Securities, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, may act as underwriters in connection with such an offering. None of the broker-dealers listed in the preceding sentence shall be an underwriter in connection with any offering of our equity securities unless such broker-dealer is named as an underwriter in the prospectus supplement with respect to such offering of equity securities and such prospectus supplement is filed with the SEC.

For all other offerings, the prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to Xerox, any underwriting discounts and other items constituting underwriters’ compensation, and public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our respective agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

We may enter into derivative or other hedging transactions with financial institutions. These institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities, other than our common stock issued hereunder, may be new issues of securities with no established trading market. Any underwriters, or agents to or through whom such securities are sold for public offering and sale, may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates and in the ordinary course of our business.

The brokers dealers, if any, acting in connection with these sales might be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Xerox or the “Company” has filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time over approximately the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units. References to “we,” “our,” or “us” refer to Xerox Corporation and consolidated subsidiaries unless the context specifically requires otherwise.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of the documents.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents By Reference.”

MARKET SHARE, RANKING AND OTHER DATA

The market share, ranking and other data contained or incorporated by reference in this prospectus are based either on management’s own estimates, independent industry publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. However, market share data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, consumption patterns and consumer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 1-4471. You can read and copy this information at the following locations of the SEC:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

You can also obtain copies of these materials from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about our company in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until our offering is completed:

1. Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003, as amended by Form 10-K/A filed with the SEC on June 30, 2003;

2. Quarterly Report on Form 10-Q for quarter ended March 31, 2003, filed with the SEC on April 30, 2003;

3 Quarterly Report on Form 10-Q for quarter ended June 30, 2003, filed with the SEC on August 11, 2003;

4. Quarterly Report on Form 10-Q for quarter ended September 30, 2003, filed with the SEC on November 3, 2003, as amended by Form 10-Q/A filed with the SEC on November 4, 2003;

5. Current Reports on Form 8-K dated March 21, 2003, April 21, 2003, April 30, 2003, May 12, 2003, June 2, 2003, June 19, 2003, June 25, 2003 (filed June 25, 2003), June 25, 2003 (filed June 26, 2003), June 25, 2003 (filed June 27, 2003), June 25, 2003 (filed July 3, 2003), July 23, 2003 (filed July 24, 2003), July 23, 2003 (filed July 24, 2003), September 15, 2003 and November 14, 2003;

6. Description of Xerox’ Shareholders Rights Plan (the “Rights Plan”) contained in Amendment No. 2 to Form 8-A filed with the SEC on February 8, 2000; and description of the Rights Agreement dated as of April 7, 1997 between us and The First National Bank of Boston, as Rights Agent (the “Rights Agreement”), with respect to the Rights Plan, which is filed as Exhibit 4.10 to our Current Report on Form 8-K dated April 7, 1997. The Rights Plan and the Rights Agreement relate to the Rights to purchase Series A Cumulative preferred stock; and

7. Description of Xerox’s common stock, contained in Amendment No. 5 to Form 8-A filed with the SEC on February 8, 2000.

FORWARD–LOOKING STATEMENTS

This Prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and which are deemed to be forward looking. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, intended or expected. We do not intend to update these forward-looking statements.

We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the forward-looking statements. Such factors include, but are not limited to, those discussed in the section that follows the heading “Forward Looking Statements” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and under similarly captioned sections in future filings that we make with the SEC under the Exchange Act.

VALIDITY OF THE SECURITIES AND THE GUARANTEES

The validity of the securities, and the guarantees to be offered by Xerox and any subsidiary guarantors, will be passed upon for Xerox by Samuel K. Lee with respect to New York law and the General Corporation Law of Delaware and by Christine A. Perantoni with respect to Pennsylvania law. Cahill Gordon & Reindel LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents.

EXPERTS

The audited consolidated financial statements of Xerox Corporation have been incorporated in this Prospectus by reference to the Current Report on Form 8-K dated July 23, 2003, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Fuji Xerox Co., Ltd. and Subsidiaries appearing in Amendment No. 1 to Xerox Corporation’s Annual Report (Form 10-K/A) for the year ended December 31, 2002, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$400,000,000

Xerox Corporation

        % Senior Notes due 2017

PROSPECTUS SUPPLEMENT

August     , 2006